UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

AMERICA SERVICE GROUP INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price of other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICA SERVICE GROUP INC.

105 Westpark Drive
Suite 200
Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of America Service Group Inc.:

The 2009 Annual Meeting of Stockholders of America Service Group Inc. will be held on Tuesday, June 9, 2009, at 10:00 a.m., local time, at Loews Vanderbilt Hotel, 2100 West End Ave., Nashville, Tennessee 37203, to consider and vote on the following proposals:

1. the election of seven directors to serve for a term of one year;

2. the approval of the 2009 Equity Incentive Plan; and

3. such other matters as may properly come before the meeting or any adjournments thereof.

Only stockholders of record as of the close of business on April 22, 2009, the record date, are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available during the 10 day period preceding the meeting at our offices located in Brentwood, Tennessee. The list will also be available at the meeting. Your attention is directed to the proxy statement accompanying this notice.

You are cordially invited to attend the annual meeting in person. Even if you plan to attend in person, please sign, date and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time prior to its use at the annual meeting.

By Order of the Board of Directors,

/s/  J. Scott King

J. SCOTT KING
Secretary

Brentwood, Tennessee
May 8, 2009

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by mail as promptly as possible to ensure the presence of a quorum for the meeting. To vote and submit your proxy, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

AMERICA SERVICE GROUP INC.

105 Westpark Drive
Suite 200
Brentwood, Tennessee 37027

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2009

This proxy statement is furnished by and on behalf of the Board of Directors (the “Board”) to the holders of shares of common stock, par value $.01 per share, of America Service Group Inc. (“ASG” or the “Company”) in connection with the solicitation of proxies for use at the 2009 Annual Meeting of Stockholders to be held on Tuesday, June 9, 2009, at 10:00 a.m., local time, at Loews Vanderbilt Hotel, 2100 West End Ave., Nashville, Tennessee 37203, and at any adjournments thereof. This proxy statement and accompanying form of proxy are first being sent to stockholders on or about May 8, 2009.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Stockholders to be Held June 9, 2009.

This proxy statement and the Company’s 2008 Annual Report are available at: http://www.asgr.com/proxy. You are encouraged to access and review this information before submitting a proxy or voting at the meeting.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card because you own shares of ASG common stock. This proxy statement describes the matters on which we are asking the stockholders to vote. It also gives you information on these matters so that you can make an informed decision.

When you sign the proxy card, you appoint each of Mr. Richard Hallworth and Mr. J. Scott King as your proxies, or representatives, at the meeting. If so designated by you, the proxies will vote your shares, as you have instructed on the proxy card, at the meeting. If you sign and return your proxy card, but fail to indicate your voting instruction for any given matter, the proxies will vote your shares in accordance with the recommendations of the Board. By signing and returning your proxy card, your shares will be voted whether or not you are able to attend the meeting, unless you revoke your proxy prior to the vote in accordance with the procedures described below. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. If you sign and return your proxy card and any business not included on the proxy card is properly brought to a vote at the meeting the proxies will vote your shares in accordance with the recommendations of the Board. If no recommendation is given by the Board, the proxies will vote your shares in accordance with their own discretion.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will (i) elect seven directors to serve on the Company’s Board until the 2010 Annual Meeting of Stockholders and (ii) vote on the proposal to approve the 2009 Equity Incentive Plan. Stockholders will also act on any other business that is properly brought before the meeting. We do not expect that any other matters will come before the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 22, 2009, which we refer to as the record date, are entitled to receive notice of, and to vote at, the annual meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon. The Company’s organizational documents do not authorize cumulative voting rights, and dissenters’ rights are not applicable to these matters. At the close of business on the record date, 9,292,952 shares of our common stock were outstanding and entitled to vote at the meeting.

Who may attend the meeting?

Only stockholders of record on April 22, 2009 or their designated proxies may attend the meeting. Registration and seating will begin at 10:00 a.m., local time. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices, including cell phones, will not be permitted at the meeting. Parking is available at Loews Vanderbilt Hotel.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to conduct the meeting. Proxies received but marked as “withhold authority to vote” or “abstain” will be included in the calculation of the number of shares considered to be present at the meeting. Broker non-votes (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will also be included in the calculation of the number of shares considered to be present at the meeting. If a quorum is not present, the annual meeting may be adjourned by the vote of a majority of the shares represented at the meeting until a quorum has been obtained.

How do I vote?

You may vote by mail by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board. If you have signed and returned a proxy card and a matter properly comes before the meeting that is not on the proxy card, the proxies will vote your shares in accordance with the recommendation of the Board. If no recommendation is given by the Board, the proxies will vote your shares in accordance with their own discretion.

If you are a stockholder of record on the record date, you may also vote in person at the meeting. Written ballots will be given to anyone who wants to vote at the meeting. If you hold your shares in “street name,” you will need to obtain a legal proxy from the broker or bank that holds your shares in order to vote in person at the meeting.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you can change your vote or revoke your proxy at any time before the proxy is used at the meeting by (1) filing a notice of revocation with ASG’s corporate secretary; (2) completing a duly executed proxy bearing a later date and returning it to us at or before the annual meeting; or (3) voting in person at the meeting. Attendance at the meeting will not by itself revoke a previously granted proxy.

Will my shares be voted if I do not sign and return my proxy card?

If you are a stockholder of record, your shares will not be voted unless you sign and return the proxy card, or appoint another proxy to attend the meeting and vote in person.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain non-routine matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval, unless the proposal involves a routine matter on which the broker or other nominee has discretionary authority or you obtain a legal proxy and vote in person. These are called “broker non-votes.” Shares represented by broker non-votes will, however, be counted in determining whether there is a quorum at the meeting. Brokers or other nominees have discretionary authority to vote on the election of directors, but do not have discretionary authority to vote on the proposal to approve the Company’s 2009 Equity Incentive Plan. As a result, broker non-votes may arise in connection with the proposal to approve the Company’s 2009 Equity Incentive Plan.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board. The Board recommends a vote “FOR” the election of each of the seven named nominees to the Board (see Proposal One). The Board recommends a vote “FOR” the approval of the Company’s 2009 Equity Incentive Plan (see Proposal Two).

With respect to any other matter that properly comes before the meeting, the proxies will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

What vote is required to approve each item?

For the election of directors, the seven persons receiving the greatest number of affirmative votes cast at the annual meeting will be elected as directors. This number is called a “plurality.” As a result, abstentions will have no effect on the outcome of the election of directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director nominee or director nominees indicated, although it will be counted for purposes of determining whether there is a quorum.

For approval of the Company’s 2009 Equity Incentive Plan, the affirmative vote of the holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will not be voted although they will be counted for purposes of determining whether there is a quorum. Because the proposal to approve the 2009 Equity Incentive Plan requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote, abstentions will have the effect of a negative vote.

Brokers and nominees do not have discretionary authority to vote on the proposal to approve the 2009 Equity Incentive Plan and accordingly, a broker non-vote will not be counted as a vote “for” or “against” this proposal, although it will be counted as present for purposes of establishing a quorum. As a result, a broker non-vote will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Who will pay for this solicitation?

We will bear the cost of this solicitation. In addition to solicitation by mail, some of our officers and employees may solicit proxies in person, by telephone or otherwise. Our officers and employees will not be paid any additional compensation for their solicitation efforts. We may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals at our expense.

Who will count the votes?

Our Corporate Secretary will tabulate the votes and act as the Inspector of Election.

CORPORATE GOVERNANCE

We have adopted a formal set of Corporate Governance Standards (the “Standards”) that embody many of our long-standing practices and incorporate various policies and procedures that strengthen our commitment to best practices. These Standards, together with the charters of the committees of the Board and other key practices of the Board, provide the basis for our governance. The Board reviews the Standards and other aspects of our governance annually or more often if deemed necessary. The following is a summary of certain key elements of the Standards. The full text of the Standards is available on our website at www.asgr.com.

The Standards outline the composition, operations and responsibilities of the Board. At least a majority of the members of the Board must be independent. Pursuant to the Standards, no director will be deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a material relationship with the Company and meets the independence requirements set forth in applicable law and the listing requirements of the Nasdaq Global Select Market (the “Nasdaq listing standards”). The Board has determined that Richard Hallworth and Michael W. Taylor are not “independent” within the meaning of the rules of the Nasdaq Global Select Market (“Nasdaq”) as currently in effect. For further information on director independence, see “Information as to Directors, Nominees and Executive Officers — Director Independence.”

In order to ensure that each director is able to devote sufficient time, energy and attention to perform his or her duties as a director, the Standards provide that a director who also serves as a senior officer, or equivalent position of an unaffiliated company, should not serve on more than two boards of public companies in addition to our Board, and other directors should not serve on more than four other boards of public companies in addition to our Board. Our Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) must obtain approval from the full Board to accept directorships with any unaffiliated company. For more information on the Company’s CEO and CFO, see “Information as to Directors, Nominees and Executive Officers.”

In accordance with the Company’s organizational documents, directors are elected for a term of one year. The Board, however, believes that directors should not expect to be automatically nominated annually. Moreover, although the Board does not believe that arbitrary term limits on directors’ services are appropriate, it does believe that it is appropriate to institute specific limitations on an individual’s overall length of service. Specifically, except for those individual members of the Board as of April 26, 2006, the effective date of the Standards, who are exempt from this provision, at the time of a director’s 75th birthday, such director shall submit his or her resignation from the Board. To ensure that the Board remains composed of highly functioning members, however, the Corporate Governance and Nominating Committee of the Board is mandated to evaluate the performance of each existing director before recommending to the Board his or her nomination for an additional term. When an officer of the Company, who also serves as a member of the Board, resigns from his or her position as an officer, he or she shall also simultaneously submit his or her resignation from the Board. Moreover, when a director undergoes any significant change in his or her professional circumstances, including a change in his or her principal job responsibilities, he or she shall submit his or her resignation to the Board. Although the Standards further state that the Board is not required to accept the resignations in any of the aforementioned circumstances, the Board thinks it is important to consider whether a particular member should continue to serve on the Board in these circumstances.

Pursuant to the Standards, the Board is required to hold regularly scheduled meetings at least four times a year and members of the Board are expected to attend all meetings of the Board and of the committees on which they serve. The Standards provide that the independent directors shall meet in executive session, without members of the Company’s management or non-independent directors present, on a regular basis, but at least twice each year. Directors have full and free access to our officers, employees and our books and records.

The Board has determined, as outlined in the Standards, that the roles of Chairman of the Board and CEO should be separated. As a result, a non-employee director will serve as Chairman of the Board. The Chairman is responsible, among other things, for leading and managing the Board in the delivery of its duties.

The Standards further provide that the Corporate Governance and Nominating Committee of the Board shall, together with the CEO, prepare and maintain a succession plan for the CEO and executive management. At least annually, this plan shall be discussed with the full Board. Furthermore, to ensure that the CEO is providing the best leadership for the Company, the Standards provide for the Corporate Governance and Nominating Committee to annually evaluate the CEO’s performance and report its results to all independent directors for discussion. For further information on executive compensation, see “Director and Executive Officer Compensation.”

In addition, the Corporate Governance and Nominating Committee shall lead an annual evaluation of itself, the full Board, each other Board committee and each director. The Board and its committees shall have the right at any time to retain independent outside financial, legal or other advisors at the Company’s expense.

PROPOSAL ONE: ELECTION OF DIRECTORS

INFORMATION AS TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Nominees

Pursuant to the Company’s Bylaws, the Board determines the overall size of the Board. The Board of Directors is currently set at eight directors. The terms of Richard Hallworth, Michael W. Taylor, Burton C. Einspruch, M.D., William M. Fenimore, Jr., John W. Gildea, William E. Hale, John C. McCauley and Richard D. Wright will expire at the 2009 Annual Meeting of Stockholders. Upon election of the seven director nominees contained herein, the Board will be set at seven directors.

On September 15, 2008, the Company announced that Michael Catalano resigned his positions as Chairman and Chief Executive Officer of the Company effective January 1, 2009 and December 30, 2008, respectively (the “Separation Date”). Until the Separation Date, Mr. Catalano continued to serve in his current positions and assisted with the transition of his duties and responsibilities. In connection with Mr. Catalano’s resignation, Richard Hallworth was named the President and Chief Executive Officer of the Company, effective January 1, 2009. In addition, Mr. Hallworth was appointed to the Board, effective September 15, 2008. The Company also announced that Michael W. Taylor, the Company’s Executive Vice President and Chief Financial Officer, was appointed to the Board, effective September 15, 2008. More recently, on January 27, 2009, the Board unanimously elected Richard D. Wright to serve as its non-executive Chairman of the Board, effective as of that date.

On September 8, 2008, William E. Hale, a director of the Company since 2006, notified the Board that he has elected to not stand for reelection as a board member of the Company at the Company’s 2009 Annual Meeting of Stockholders. Mr. Hale’s retirement from the Board will be effective as of June 9, 2009. Mr. Hale will continue to serve as a director until his term expires at the Company’s 2009 Annual Meeting of Stockholders and served as chairman of the Corporate Governance and Nominating Committee until February 25, 2009.

Based on the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated each of Burton C. Einspruch, M.D., William M. Fenimore, Jr., John W. Gildea, Richard Hallworth, John C. McCauley, Michael W. Taylor and Richard D. Wright to stand for election and to serve as a director until the 2010 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Each nominee has consented to serve on the Board until such time.

If, prior to the 2009 Annual Meeting of Stockholders, any of the nominees should become unable to serve for any reason, the Board may (1) designate a substitute nominee or nominees, in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees, (2) allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or (3) reduce the size of the Board to eliminate the vacancy.

The Board recommends a vote “FOR” each nominee for director.

	Principal Occupation of Employment
Name and Age	(of ASG unless otherwise indicated)	Director Since

Burton C. Einspruch, M.D., 73	Practicing physician since 1966; Clinical Professor of Psychiatry at Southwestern Medical Center since 1997; Chairman, Holocaust Studies Advisory Committee at the University of Texas at Dallas, since 1993; Fellow of the American College of Psychiatrists.	2000
William M. Fenimore, Jr., 65	Managing partner of BridgeLink LLC, a Swiss-based capital advising firm, since October 2003; President of Fenimore and Associates, a management and consulting company, from January 2000 to October 2003. Serves on the Board of Directors of Wausau Financial Systems.	2006

	Principal Occupation of Employment
Name and Age	(of ASG unless otherwise indicated)	Director Since

John W. Gildea, 65	Managing director and founding principal of Gildea Management Co., a management company of special situations with middle market companies in the United States and Central Europe, since 2002. Serves on the Board of Directors of Misonix, Inc., a publicly-traded company, and Sterling Chemicals, Inc., a publicly-traded company. Also previously served as a member of the Company’s Board of Directors from 1986 to 1999.	2006
Richard Hallworth, 53(1)	Chief Executive Officer since January 2009 and President since December 2007; Chief Operating Officer of the Company and President and Chief Executive Officer and Director of Prison Health Services, Inc. (“PHS”), the Company’s primary operating subsidiary, since March 2006; Chief Operating Officer for Tufts Health Plan, a health insurance company, from May 2002 to June 2005; Senior Vice President of Administration and Chief Financial Officer for Tufts Health Plan from September 1998 to May 2002.	2008
John C. McCauley, 60	Assistant Vice Chancellor, Risk and Insurance Management and University Counsel in the Office of General Counsel for Vanderbilt University since January 2007; Assistant Vice Chancellor, Risk and Insurance Management for Vanderbilt University since August 2004; Executive Director of Risk and Insurance Management for Vanderbilt University from March 1996 to August 2004. Served as a member of the Board of Directors of American Retirement Corporation, a publicly-traded corporation, from 2003 to 2006.	2006
Michael W. Taylor, 43(1)	Executive Vice President since December 2007; Senior Vice President, Chief Financial Officer and Treasurer of the Company and Director of PHS since November 2001.	2008
Richard D. Wright, 63	Senior partner of Southwind Health Partners, a physician practice management and consulting company, since March 2006 and sole owner of healthprojects, LLC, a healthcare consulting firm; Vice Chairman of Operations of ASG from December 2001 to March 2005; Chairman of Silicon Medical, a business services provider with Internet-based commerce software serving the healthcare supply segment, from April 2001 through December 2001; Chairman, President and Chief Executive Officer of Covation LLC, a provider of software integration and data management services for health care providers and organizations, from October 1998 through January 2001.	1999

(1)	Messrs. Hallworth and Taylor serve in their capacities as officers of the Company pursuant to individual employment agreements which may be terminated upon 30 days notice by either party. See “Director and Executive Officer Compensation — Post Employment Compensation.”

Committees and Meetings

The Board held 15 meetings during the year ended December 31, 2008. The independent directors met separately, in executive session, four times during 2008 and the Corporate Governance and Nominating Committee, which is made up of all of the Company’s independent directors, met five times during 2008. During 2008, no director attended fewer than 75% of all meetings of the Board and the committees on which he served. The Board has adopted a policy whereby directors are required to attend the annual meeting of stockholders. All of our directors serving at that time attended the 2008 annual meeting of stockholders.

Audit Committee.  The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee, which currently consists of Messrs. Fenimore (Chairman), Gildea, Hale and McCauley, held six meetings during 2008. The functions of the Audit Committee, among other things, include:

•	recommending the appointment of our independent registered public accounting firm;

•	engaging and approving the fees of our independent registered public accounting firm;

•	meeting periodically with our management, internal audit, and our independent registered public accounting firm on matters relating to the annual audit, internal controls, and accounting principles of our financial reporting; and

•	reviewing potential conflict of interest situations, where appropriate.

In addition, the Audit Committee has the authority to investigate any matter brought to its attention, within the scope of its duties, with full access to our books, records, facilities, personnel and independent auditors, along with the power to retain, at the Company’s expense, such independent counsel, auditors or other experts as the Audit Committee deems necessary or appropriate.

The Board has determined that each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards, and that Mr. Fenimore is designated as the “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act and meets the Nasdaq professional experience requirements. In addition, the Board has determined that each Audit Committee member meets the independence requirements prescribed by all applicable laws, the rules and regulations of the Securities and Exchange Commission (“SEC”) and the Nasdaq listing standards.

The Audit Committee has adopted a charter, a current copy of which is available on our website at www.asgr.com.

Incentive Stock and Compensation Committee.  The Incentive Stock and Compensation Committee, which currently consists of Mr. Gildea (Chairman), Dr. Einspruch, Mr. Fenimore and Mr. Hale, held four meetings during 2008. The Board has determined that each member of the Incentive Stock and Compensation Committee meets the independence requirements prescribed by all applicable laws, rules, regulations and standards, including but not limited to SEC rules and regulations and the Nasdaq listing standards. For more information regarding director and executive officer compensation and the Incentive Stock and Compensation Committee’s functions, see “Director and Executive Officer Compensation.”

The Incentive Stock and Compensation Committee has adopted a charter, a current copy of which is available on our website at www.asgr.com.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee currently consists of all independent directors including Dr. Einspruch (Chairman), Mr. Fenimore, Mr. Gildea, Mr. Hale, Mr. McCauley and Mr. Wright. The Corporate Governance and Nominating Committee held five meetings during 2008. The Board has determined that each member of the Corporate Governance and Nominating Committee meets the independence requirements prescribed by the Nasdaq listing standards. The functions of the Corporate Governance and Nominating Committee, among other things, include:

•	identifying persons qualified to become members of the Board and recommending to the Board proposed nominees for Board membership;

•	reviewing any candidates recommended by stockholders in accordance with the Company’s Bylaws and providing a process for receipt and consideration of any such recommendations;

•	recommending to the Board the directors to serve on each standing committee of the Board, and reviewing periodically the structure and respective functions of the committees of the Board;

•	ensuring that succession planning takes place for the position of CEO and other executive management positions;

•	leading the Board in its annual review of the performance of the Company’s CEO, the full Board, its committees and the directors;

•	reviewing the composition of the Board; and

•	developing, recommending to the Board, implementing, and periodically reviewing and reassessing a set of corporate governance standards setting forth the key practices of the Corporate Governance and Nominating Committee and of the Board.

The Corporate Governance and Nominating Committee has adopted a charter, a current copy of which is available on our website at www.asgr.com.

Ethics and Quality Assurance Committee.  The Ethics and Quality Assurance Committee, which currently consists of Mr. McCauley (Chairman), Dr. Einspruch, Mr. Hallworth and Mr. Wright, held four meetings during 2008. The primary function of the Ethics and Quality Assurance Committee is to assist the Board in fulfilling its oversight responsibilities related to business ethics and clinical quality assurance by providing direction to and oversight for the Company’s Business Ethics and Clinical Quality Assurance Programs which include, among other things:

•	requiring management to report on procedures that provide assurance that the Company’s mission, values and code of conduct are properly communicated to employees and that there is a system in place reasonably designed to ensure compliance with the code of conduct;

•	reviewing the programs and policies of the Company designed by management to ensure compliance with applicable laws and regulations and monitoring the results of the compliance efforts; and

•	reviewing the Company’s Utilization Management Program as well as the Company’s Clinical Quality Assurance Program and its relationship and connectivity to the Company’s Risk Management Program.

The Ethics and Quality Assurance Committee has adopted a charter, a current copy of which is available on our website at www.asgr.com.

Director Independence

The Board has reviewed and analyzed the independence of each director under the requirements of all applicable laws, rules, regulations and standards, including but not limited to the Standards, SEC rules and regulations and the Nasdaq listing standards. The purpose of the review was to determine whether any particular relationships or transactions involving directors, their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board and its committees. As a result of this review, the Board affirmatively determined that the following directors are independent in accordance with the Standards: Burton C. Einspruch, M.D., William M. Fenimore, Jr., John W. Gildea, William E. Hale, John C. McCauley and Richard D. Wright. The Board has further determined that all members of the Incentive Stock and Compensation Committee, Corporate Governance and Nominating Committee, and Audit Committee are independent.

Selection of Director Nominees

The Corporate Governance and Nominating Committee’s process for selecting nominees typically begins with an evaluation of the performance of incumbent directors and a determination of whether our Board or its committees have specific unfulfilled needs. The Corporate Governance and Nominating Committee then considers nominees identified by its members, other directors, our executive officers and our stockholders. The Corporate Governance and Nominating Committee has, and may in the future, engage a third party search firm to assist in identifying candidates. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board and its committees. The Corporate Governance and Nominating Committee then selects nominees to recommend to our Board, which considers and makes the final selection of director nominees and directors to serve on its committees.

In assessing candidates for Board membership the Corporate Governance and Nominating Committee considers, among other factors, the candidates’ knowledge and experience within the areas of healthcare, corrections, multi-facility organizations, business, risk management and finance.

The Corporate Governance and Nominating Committee is also available to receive nominations appropriately submitted by stockholders. Upon receiving any such nominations, the Corporate Governance and Nominating Committee will consider the factors above in assessing any nomination submitted by stockholders. On February 25, 2009, the Board adopted Amended and Restated By-Laws (the “By-Laws”) which changed the procedure by which stockholders submit nominations to the Corporate Governance and Nominating Committee. Article III was added to the By-Laws and contains advance notice procedures and requirements that apply to nominations of persons for election to the Board. The formal procedures as set forth in the By-Laws for the submission of stockholders’ recommendations for nominees for Board membership are as follows:

•	Any stockholder of the corporation may nominate a candidate for director as long as that person was a stockholder at the time of giving notice and at the annual meeting, is entitled to vote at the meeting, and complies with these procedures.

•	Any stockholder nomination must be made no earlier than 120 days before, and no later than 90 days before, the one year anniversary of the last annual meeting. If the meeting is scheduled for more than 30 days before or more than 60 days after such anniversary date, the nomination must be made no earlier than 120 days before, and no later than 90 days before, the scheduled annual meeting date or, if the first public announcement of the meeting is less than 100 days prior to the annual meeting date, the 10th day following the public announcement.

•	Notice must set forth certain information regarding the nominating stockholder, including:

•	the name and address and certain material relationships of such stockholders:

•	the nature of the stockholders’ stock ownership and a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy to nominate the director;

•	a description of any arrangement related to the voting power of the stockholder or to any increase or decrease in the value of any securities of the corporation;

•	any proxy, contract, voting trust, voting agreement, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote or direct the voting of any security of the corporation; and

•	any other information relating to such stockholder and affiliated persons that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies.

•	Notice must set forth certain information regarding the nominated director, including:

•	the name, age, business address, residence address and principal occupation or employment of such person;

•	the nature of such person’s share ownership, the date such shares were acquired and the investment intent of such acquisition;

•	all other information concerning such person that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies;

•	a completed and signed questionnaire, representation and agreement regarding the nominee’s background and qualifications; and

•	the name and address or any other stockholder supporting the nominee’s election.

•	If the number of directors is increased and there is no public announcement by the corporation naming nominees for the vacancies at least 100 days prior to the first anniversary of the prior year’s annual meeting, a stockholder can give notice until the 10th day following the public announcement, but only with respect to the vacant positions.

Such recommendations may be made by submitting the requisite information in writing to: Chairman of the Corporate Governance and Nominating Committee, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027. As of January 9, 2009, the Corporate Governance and Nominating Committee had not received a recommended nominee in connection with the 2009 Annual Meeting of Stockholders. In accordance with the By-Laws, any such submissions for the 2010 Annual Meeting of Stockholders must be received by the Corporate Governance and Nominating Committee not earlier than February 8, 2010 nor later than March 10, 2010. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a stockholder.

Executive Officers

Our executive officers are Mr. Richard Hallworth, President and CEO; Mr. Michael W. Taylor, Executive Vice President and CFO; Mr. Jonathan B. Walker, Senior Vice President and Chief Development Officer; Carl J. Keldie, M.D., Chief Medical Officer of PHS and Mr. T. Scott Hoffman, Senior Vice President and Chief Administrative Officer. Information regarding Messrs. Hallworth and Taylor are set forth above under “Information as to Directors, Nominees and Executive Officers — Nominees.” Certain information with respect to Mr. Walker, Dr. Keldie and Mr. Hoffman is set forth below.

Principal Occupation of Employment
Name and Age	(of ASG unless otherwise indicated)

Jonathan B. Walker, 41(1)	Senior Vice President and Chief Development Officer since March 2009; Vice President of State Systems Development for ARAMARK Corporation from November 2007 to March 2009; Vice President of Business Development for PHS from November 2004 to November 2007; Head of Business Development for Portion Pac Chemical Corporation from January 2004 to October 2004.
Carl J. Keldie, M.D., 55	Chief Medical Officer of PHS since August 2000.
T. Scott Hoffman., 54	Senior Vice President and Chief Administrative Officer since July 1999.

(1)	Mr. Walker serves in his capacities pursuant to an individual employment agreement which may be terminated upon 30 days notice by either party.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Set forth below is information with respect to beneficial ownership of our common stock, par value $.01 per share, as of April 22, 2009 by each director, our named executive officers and executive officers and all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to the shares indicated as beneficially owned by such person.

	Number of	Shares		Percent of
	Shares	Acquirable	Total	Common Stock
	Beneficially	Within	Beneficial	Beneficially
Name	Owned(1)	60 Days(2)	Ownership	Owned(3)

Directors and Executive Officers:
Burton C. Einspruch, M.D.	9,850	51,300	61,150	*
William M. Fenimore, Jr.	18,200	—	18,200	*
John W. Gildea	18,200	—	18,200	*
William E. Hale	17,150	—	17,150	*
John C. McCauley	15,700	—	15,700	*
Richard D. Wright	61,128	9,000	70,128	*
Michael Catalano(4)	59,462	248,923	308,385	3.2%
Michael W. Taylor	40,592	85,000	125,592	1.3%
Lawrence H. Pomeroy	21,503	125,505	147,008	1.6%
Richard Hallworth	45,175	45,000	90,175	1.0%
T. Scott Hoffman	16,014	61,673	77,687	*
Carl J. Keldie, M.D.	21,665	79,624	101,289	1.1%
Jonathan B. Walker	9,000	—	9,000	*
All directors and executive officers as a group (11 persons)(5)	272,674	331,597	604,271	6.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Except as set forth below, each person in the table has sole voting and investment power over the shares listed:

•	Mr. Hale — Includes 330 shares owned by Mr. Hale’s daughters

(2)	Reflects the number of shares that could be purchased upon exercise of stock options at April 22, 2009, or within 60 days thereafter.

(3)	Based on 9,292,952 shares of common stock outstanding on April 22, 2009 plus shares acquirable within 60 days.

(4)	Based on information known to the Company as of January 1, 2009.

(5)	Messrs. Catalano and Pomeroy were excluded from this group as they are no longer executive officers of the Company.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock, par value $.01 per share, as of April 22, 2009, by each stockholder who was known by us to beneficially own more than 5% of our common stock as of such date, based on information known to us and filed with the SEC. Except as otherwise indicated, each stockholder has sole voting and dispositive power with respect to the shares indicated as beneficially owned by such stockholder.

	Shares
	Beneficially		Percentage
Name and Address	Owned		of Class(1)

Pacific Global Investment Management Company 101 N Brand Blvd, Suite 1950 Glendale, CA 91023	1,191,925	(2)	12.8%
A group comprised of Columbia Pacific Opportunity Fund, L.P., Columbia Pacific Advisors, LLC, Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty, and Brandon D. Baty 600 University Street, Suite 2500 Seattle, WA 98101	1,029,392	(3)	11.1
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	885,000	(4)	9.5
Bruce & Co., Inc. 20 North Wacker Dr., Suite 2414 Chicago, IL 60606	665,617	(5)	7.2
First Washington Corporation 601 University Street, Suite 3701 Seattle, WA 98101	532,995	(6)	5.7

(1)	Based on 9,292,952 shares of common stock outstanding on April 22, 2009.

(2)	Based solely on information provided in a Schedule 13F filed with the SEC on February 13, 2009. According to such schedule, as of December 31, 2008, Pacific Global Investment Management Company may be deemed to beneficially own with sole voting and dispositive power the 1,191,925 shares of common stock listed above.

(3)	Based solely on information provided in a Form 4 filed with the SEC on March 4, 2009. According to such schedule, as of March 3, 2009, Columbia Pacific Opportunity Fund, L.P., Columbia Pacific Advisors, LLC, Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty, and Brandon D. Baty have sole voting and dispositive power with respect to 1,029,392 shares of common stock listed above.

(4)	Based solely on information provided in a Schedule 13G filed with the SEC on February 11, 2009. According to such schedule, as of December 31, 2008, Heartland Advisors, Inc. may be deemed to beneficially own with shared voting and dispositive power the 885,000 shares of common stock listed above.

(5)	Based solely on information provided in a Schedule 13G filed with the SEC on February 10, 2009. According to such schedule, as of December 31, 2008, Bruce & Co., Inc. may be deemed to beneficially own with sole voting and dispositive power the 665,617 shares of common stock listed above.

(6)	Based solely on information provided in a Schedule 13F filed with the SEC on February 17, 2009. According to such schedule, as of December 31, 2008, First Washington Corporation may be deemed to beneficially own with sole voting and dispositive power the 532,995 shares of common stock listed above.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Discussion & Analysis

The objective of the Company’s executive compensation program is to provide compensation to its management team that allows the Company to recruit, retain, and motivate highly capable executive personnel, and that incorporates the concepts of:

•	being competitive in applicable labor markets;

•	offering an appropriate return on investment for stockholders;

•	being simple and easy to understand and administer;

•	being responsive to the needs of our executives; and

•	complying with the Company’s standards of corporate governance and all applicable legal guidelines.

A philosophical concept built into all of our programs is to reward results, not effort.

Incentive Stock and Compensation Committee and the Compensation Decision Process.  The Incentive Stock and Compensation Committee (the “Committee” as used in this section only) of the Board is composed of four directors who each meet the independence requirements of the Nasdaq listing standards. For more information regarding the composition of the Committee, see “Information as to Directors, Nominees and Executive Officers — Committees and Meetings.” The Committee is charged with, among other things:

•	monitoring compensation of all executive officers and directors;

•	reviewing and approving compensation of the CEO and other executive officers; and

•	administering the America Service Group Inc. Amended and Restated Incentive Stock Plan (the “Amended and Restated Incentive Stock Plan”) and the America Service Group Inc. Amended and Restated 1999 Incentive Stock Plan (the “Amended and Restated 1999 Incentive Stock Plan”).

The Committee engages a management compensation consultant, McDaniel & Associates (the “Consultant”), to advise the Committee on executive and director compensation. The Consultant develops suggested benchmark companies to be used as external references, advises the Committee on industry best practices, recommends base salary modifications for the Company’s named executive officers, reviews and recommends modifications to the Company’s annual incentive compensation plan, advises the Company as to the form of long-term compensation to use, and recommends long-term compensation awards for the Company’s named executive officers and overall equity grants for the entire organization. The Committee meets with the Consultant in executive session at least twice per year. Management is not present during any part of an executive session. While the primary relationship between the Company and the Consultant is through the Committee, a few times a year the Consultant may work directly with management, primarily in providing market data on jobs below the executive level in the organization; the amount of such work is immaterial in relation to the work for the Committee.

The Company’s Chief Administrative Officer (the “CAO”) works directly with the Committee and the Consultant throughout the compensation deliberation and determination process. Typically, the CAO and the CEO meet with the Committee to discuss all pay decisions other than those related to the CEO. The Committee delegates to the CEO:

•	decisions regarding base salary levels for positions other than executive officers, as long as such decisions are within the overall salary budget;

•	the responsibility to develop annual incentive plans for positions below the senior vice president level;

•	the development of recommendations of all equity grants other than those for executive officers; and

•	the recommendation of all compensation plan changes for the Company’s executive officers other than the CEO.

The Committee makes all decisions on compensation for the CEO and other named executive officers through consultation in executive session with the Consultant. The CAO is not involved in any discussions with the Consultant or the Committee regarding his own compensation.

Comprehensive Plan.  To compensate its executive management, the Company provides a number of compensation elements it believes are competitive relative to the benchmark group, as discussed below, and best supports its compensation objectives. The following are the elements of compensation that form the Company’s compensation program, along with a brief description of the Company’s reasons for using such elements:

•	base salary — to recognize sustained, individual long-term performance;

•	annual incentive compensation — to promote the achievement by the Company of annual objectives that the Committee believes will lead to long-term increases in stockholder value;

•	long-term equity incentive — to promote retention of executive talent and to foster long-term planning and execution, which the Committee believes will lead to an increase in stockholder value;

•	benefits and perquisites — to provide programs that meet employee needs and promote recruitment and retention; and

•	executive severance and change in control agreements — to provide competitive programs to help the Company recruit and retain qualified senior personnel.

Use of Compensation Benchmarks.  Each year, the Consultant develops a recommended group of companies based on the parameters set forth below to use as benchmarks in comparing compensation. This group of companies will comprise the “Market” for executive officers as that term is used throughout this Compensation Discussion and Analysis. The Consultant uses a primary database composed of publicly-traded and privately-held companies. These companies are geographically diverse and situated in the health services industry, and are in a comparable size range to the Company, considering revenue, market capitalization and other appropriate indicators. At all times, the Consultant utilizes as large a number of companies in the database as necessary to mitigate against year to year volatility, as long as such companies fit the parameters set forth above. The list of benchmark companies is modified from time to time as needed to reflect changes in described parameters. During 2008, the benchmark group consisted of the following companies:

Alliance Imaging Inc.	Cross Country Healthcare, Inc.	Lincare Holdings Inc.
Allied Healthcare International	Emeritus Corporation	Magellan Health Services, Inc.
Amedisys, Inc.	Five Star Quality Care, Inc.	MedCath Corporation
American Home Patient, Inc.	Genesis HealthCare Corp.	National HealthCare Corp.
AMN Healthcare Services	Gentiva Health Services	National Med. Health Card
AmSurg Corp.	Hanger Orthopedic Group	Odyssey Healthcare, Inc.
Apria Healthcare Group Inc.	Healthways Inc.	Option Care, Inc.
BioScrip, Inc.	Hooper Homes	Sun Healthcare
Brookdale Senior Living, Inc.	LifePoint Hospitals, Inc.	VCA Antech Inc.

While the Committee realizes that there may be other companies suitable for inclusion in the benchmark group, it is comfortable with the size and diversity of the primary database and the competitive benchmarks it provides. The Consultant may also recommend using secondary databases, as appropriate, that may consist of other companies in the healthcare industry, and various functional surveys, as needed, regardless of industry relevance.

As the Committee compares the Company’s compensation to the Market, the Committee considers data from the primary database as the most relevant. The Consultant, in developing recommendations, also accesses secondary sources as a quality check against the primary databases. If there are substantial discrepancies between the primary database and the secondary sources, those are reviewed and the Consultant may recommend to the Committee what action to take regarding those differences. There were no such discrepancies in 2008.

Unless otherwise specified herein, each component of an individual’s compensation package is set at levels targeted to be competitive with the Market. Generally, the target is the 50th percentile of the Market. The actual amount that an executive may realize may be higher or lower than the 50th percentile depending on company and individual performance and certain other factors. Each element of compensation is compared discretely and no exception in one element, either high or low, has any impact on any other element. For example, the lack of an annual incentive payout in one year will not affect base salary increases or long term incentive awards in that or subsequent years.

It is the objective to have a strong link between individual and company performance and executive compensation such that if the Company and individual perform at an optimal level, total compensation is higher relative to the Market. Conversely, if either the Company or individual performance is below goals set by the Board, total compensation may be lower relative to the Market.

Link to Organizational Performance.  The Company believes that its executive compensation program has a strong link to organizational performance, both short- and long-term. A close correlation between the rewards to its executives and the strategic and financial success of the Company is expected.

Base Salary.  The target level for an executive’s base salary is within the 50th percentile of the Market, modified to reflect individual long-term performance and experience. Base salary is reviewed annually and possibly adjusted based on changes in competitive pay levels, the executive’s performance as measured against individual, business group, and Company-wide goals, as well as changes in the executive’s role with the Company. Base salary changes for the executive group are typically effective at the beginning of each year. Therefore, on December 11, 2007, after consideration of presentations and recommendations of management and the Consultant, and such other matters and information as deemed appropriate, the Committee approved resolutions with respect to 2008 base salaries of the Company’s named executive officers effective January 1, 2008, as noted in the table below. The increases granted were a result of the process described above. For 2008, the Committee awarded increases in the annual base compensation for executive officers ranging from 3.5% to 5.7% of their annual base compensation from 2007 to 2008, as follows:

	2007 Base	2008 Base	Increase
Name	Salary ($)	Salary ($)	(%)

Michael Catalano	550,000	578,136	5.1
Richard Hallworth(1)	330,000	344,760	4.5
Michael W. Taylor	300,000	317,220	5.7
Lawrence H. Pomeroy	250,000	259,080	3.6
Carl J. Keldie, M.D.	318,033	329,163	3.5

(1)	In connection with the management changes discussed in the section above titled, “Proposal One: Election of Directors — Information as to Directors, Nominees and Executive Officers,” the Company entered into an amended and restated employment agreement with Mr. Hallworth, effective September 15, 2008, pursuant to which Mr. Hallworth’s base salary was increased from $344,760 to $400,000.

Annual Incentive Compensation.  The targeted cash payout amount (as a percent of base salary) under the Company’s 2008 Incentive Compensation Plan (the “2008 Plan”) was set by job title and description at amounts no higher than the 50th percentile of the Market on an overall basis, as determined by the Consultant when it reviewed Market data. For 2008, target incentives for all of the Company’s named executive officers were established at 50% of base salary. The financial objectives and compensation targets for the 2008 Plan were established in December 2007 for the upcoming year. A copy of the 2008 Plan is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

It is the Committee’s general belief that few, if any, annual incentives should be paid to the Company’s named executive officers if financial performance is less than targeted levels. Therefore, before any annual incentive is paid, targeted results must be achieved. For 2008, corporate earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses and share-based compensation expense (“Adjusted EBITDA”) was selected as the most relevant measure of financial performance because the Company’s named executive officers have a direct impact on the achievement of that objective, and, in the Committee’s opinion, Adjusted EBITDA has a significant impact on stockholder value. The Adjusted EBITDA target for 2008 was $14.0 million. In accordance with the 2008 Plan, all named executive officers had the same performance measures, except for Dr. Keldie. Dr. Keldie, as Chief Medical Officer of PHS, is charged with overseeing the quality of medical care provided throughout PHS; therefore, if targeted results were achieved and funds for any annual incentive were available, his incentive would be based on the achievement of qualitative goals as determined by the CEO of PHS with the approval of the Ethics and Quality Assurance Committee of the Board.

The 2008 Plan dictated that if the Adjusted EBITDA target is exceeded, 50% of any earnings above such target would be allocated to management incentives up to a maximum of 200% of incentive target for the Company’s named executive officers. For 2008, the Company exceeded its 2008 Adjusted EBITDA target by an amount that allowed the Company to pay cash bonuses at approximately 57% of the targeted payment amount; therefore incentive cash bonuses were paid to the Company’s named executive officers as follows: Mr. Hallworth, $104,049; Mr. Taylor, $90,884; Mr. Pomeroy, $74,226; and Dr. Keldie, $94,305. Mr. Catalano also received a cash bonus which was paid to him pursuant to his Separation Agreement and General Release. See the 2008 Summary Compensation Table below for further information regarding named executive officer compensation payments and Note 1 to the 2008 Summary Compensation Table for further information regarding Mr. Catalano’s compensation payments.

The Committee has discretion in modifying payouts under the 2008 Plan, based on qualitative judgments about performance, which may include, but not be limited to, execution of strategy, completion of strategic acquisitions and significant advances in quality of healthcare delivery. The Committee did not use that discretion in 2008 to pay any bonuses to the Company’s named executive officers.

Long-term Equity Incentives.  The Company’s long-term equity incentive program incorporates the following objectives of:

•	fostering long-term planning and execution;

•	reflecting prevailing competitive practices;

•	promoting management retention by providing (i) a fair, equitable reward program, (ii) motivation to management to work for longer-term payoffs, and (iii) rewards that are forfeitable due to time vesting requirements; and

•	encouraging the long-term increase in stockholder value by rewarding executives as stockholders are rewarded, and resulting in a decrease in management wealth when stockholder value decreases.

In the past, the Company has made a practice of primarily issuing stock options to executives. The Consultant recommended to the Committee that they consider the use of restricted stock grants for 2008. The Consultant’s report noted that many of the benchmark companies had begun to use restricted stock to a much greater degree than in the past. Additionally, it was also noted that restricted stock has a greater retention value than options because, unlike options, they have value even if the stock price declines. Finally, the Consultant suggested that restricted stock would make better use of the limited amount of equity available for employee compensation.

In determining the amount of the equity awards, the Committee reviewed data presented by the Consultant that took into account how much equity was granted by the Market both in terms of value to the individuals and overall for the Company as well as how much the value of the equity awards represented as a percent of the market capitalization of the Company. The awards to individual named executives as well as the Company overall were between the 25th and 50th percentile of the Market given the limited amount of equity awards available under the Amended and Restated 1999 Incentive Stock Plan.

All restricted shares issued in 2008 were made under the Amended and Restated 1999 Incentive Stock Plan and become nonforfeitable in equal annual installments over three years beginning on the first anniversary of the date the shares are issued.

Historically, equity awards were issued by the Board on the same date as the annual meeting of stockholders and priced as of the closing share price on the date of such meeting, absent the presence of material non-public information. In 2007, the Committee established a policy whereby equity awards, if any, shall be issued and priced as of the closing share price on the 3rd trading day following the second quarter earnings release. If the Company is in possession of material non-public information at the time an award would normally be made, the Committee may determine that the award or the effective date of the award should be deferred. All equity grants are based on the value at the effective date of the award.

The Company does not issue any options at an exercise price below market. Additionally, reload options are not used and the Company does not re-price options.

Periodically, upon initial employment of a key employee, promotion of a key employee, or as circumstances may warrant, the Committee may award options or restricted shares in conjunction with such event. During 2008, Messrs. Hallworth and Taylor were granted options to purchase 50,000 shares and 25,000 shares, respectively, of the Company’s common stock pursuant to the Amended and Restated 1999 Incentive Stock Plan with an exercise price equal to the fair market value of the common stock on the grant date. These options vest one third on each of the first, second and third anniversaries of the grant date. These option grants were made in connection with the management changes discussed in the section above titled, “Proposal One: Election of Directors — Information as to Directors, Nominees and Executive Officers.”

In summary, the Committee believes that the stock awards made in 2008 were consistent with the policy of not exceeding the 50th percentile as explained above. From time to time, there may be some variation with individual awards from the Market to reflect individual performance and position criticality, or other factors.

Benefits and Perquisites.  The Company’s named executive officers are eligible to participate in the same benefits offered to all other employees, specifically health plans, dental plans, 401(k) program, group-term life insurance, sick leave, long-term disability benefits and annual paid leave. There are no executive benefits or perquisites and no deferred compensation or special retirement plans are provided.

Additionally, the Company’s named executive officers are eligible to participate in the Company’s Employee Stock Purchase Plan in the same capacity as all other employees. The Employee Stock Purchase Plan allows eligible employees to elect to purchase shares of common stock through voluntary automatic payroll deductions of up to 10% of the employee’s annual salary.

Executive Severance and Change in Control Agreements.  The Company has existing employment agreements with three of its 2008 named executive officers: Richard Hallworth, Michael W. Taylor and Lawrence H. Pomeroy. A more detailed description of the material terms of these employment agreements is provided under the heading “Post Employment Compensation — Employment Agreements” beginning on page 24. These employment agreements govern the type and amount of compensation that the named executive officer would receive based on various events, including a change in control, a termination of the executive’s employment without cause, or a resignation by the executive for good reason (as defined in the applicable employment agreement) and are designed to be competitive with the severance protections offered by our competitors and are intended to help the Company recruit and retain qualified personnel. The Committee believes that the provisions of all of these employment agreements are within normal competitive practices for other healthcare companies the size of the Company. More detailed information regarding applicable payments under such agreements is provided under the headings “Post Employment Compensation” and “Potential Payments Upon Termination or Change-in-Control” on pages 24 to 28.

From time to time, the Company may enter into separation agreements with its named executive officers. On September 15, 2008, the Company entered into a Separation Agreement and General Release (“Separation Agreement”) with Mr. Catalano pursuant to which Mr. Catalano resigned his positions as Chairman and Chief Executive Officer of the Company effective as of January 1, 2009 and December 30, 2008, respectively. Mr. Catalano’s then existing employment agreement was terminated effective September 15, 2008. See Note 1 to the 2008 Summary Compensation Table for more information on the Separation Agreement.

Compensation Decisions for 2009.  As discussed above, the financial objectives and compensation targets of the Company’s annual incentive compensation plan are typically established in December for the upcoming year. However, based on the recommendations of the Consultant, the Committee has determined to change the annual incentive compensation plan to more closely align executive compensation with the Company’s strategic goals and initiatives, in addition to its financial results. As such, on March 9, 2009, based on the recommendation of the Committee, the Board approved the Company’s 2009 Incentive Compensation Plan (the “2009 Plan”).

The 2009 Plan is designed to award lump-sum cash bonuses to the Company’s executive officers, including the named executive officers, and other eligible employees based on the financial performance of the Company and achievement of certain other key company and individual goals. The 2009 Plan establishes the following 2009 targeted payouts for the named executive officers as a percent of base salary (“Bonus Target as a Percent of Base Salary”):

Bonus Target as a
Percent of Base
Named Executive Officer Positions	Salary

President and Chief Executive Officer	70%
Executive Vice President and Chief Financial Officer	60%
Chief Administrative Officer, Chief Medical Officer and Chief Development Officer	50%

The 2009 Plan is composed of an Adjusted EBITDA Based Bonus (the “EBITDA Bonus”) and Other Key Company Goals Based Bonus (the “Key Goals Bonus”), each of which account for one-half of the total Bonus Target as a Percent of Base Salary for all named executive officers except the Chief Medical Officer. As set forth in the 2009 Plan, 100% of the Chief Medical Officer’s Bonus Target as a Percent of Base Salary is composed of a non-financial Key Goals Bonus.

Under the EBITDA Bonus, the financial performance measure is “adjusted EBITDA.” The Company defines adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, audit committee investigation and related expenses and share-based compensation expense. The Company includes in adjusted EBITDA the results of discontinued operations under the same definition. The adjusted EBITDA target as defined in the 2009 Plan is $18.0 million (the “EBITDA Target”).

Under the EBITDA Bonus, no bonus is paid if adjusted EBITDA is 100% or less of the EBITDA Target. The EBITDA Bonus is funded with 50% of the earnings generated above the EBITDA Target after the other Key Goals Bonuses have been accrued, subject to the maximums set forth in the 2009 Plan. Under the EBITDA Bonus portion of the 2009 Plan, for executive management, including the named executive officers, other than the Chief Medical Officer, the maximum EBITDA Bonus award will be 150% of the Bonus Target as a Percent of Base Salary. Payout is subject to Board confirmation of satisfactory balance sheet management.

The Key Goals Bonus uses pre-selected financial and non-financial objectives (the “Key Goals”). Key Goals Bonuses are awarded at different levels of achievement, as described fully in the 2009 Plan, up to a maximum award of 50% of the Bonus Target as a Percent of Base Salary. The following are the Key Goals for executive management, including named executive officers, other than the Chief Medical Officer:

Corporate net new revenue	10% of target award
Company specific non-financial objectives	30% of target award
Key individual non-financial objectives	10% of target award

The Chief Medical Officer does not participate in the EBITDA Bonus portion of the 2009 Plan as described above. As listed above, the Chief Medical Officer’s Bonus Target as a Percent of Base Salary is 50%. The Key Goals Bonus for the Chief Medical Officer accounts for 100% of his Bonus Target as a Percent of Base Salary awarded at different levels of achievement, as described fully in the 2009 Plan, up to a maximum award of 200% of the Bonus Target as a Percent of Base Salary. The following are the Key Goals for the Chief Medical Officer:

Company specific non-financial objectives	90% of target award
Key individual non-financial objectives	10% of target award

Certain provisions of the 2009 Plan also apply to designated corporate managers, corporate employees, division vice presidents, regional vice presidents, regional directors, and health service administrators.

On March 9, 2009, the Incentive Stock and Compensation Committee also approved restricted stock awards under the Company’s Amended and Restated 1999 Incentive Stock Plan to certain employees of the Company. The table below summarizes the shares granted to each of the Company’s named executive officers:

Number of
Name	Shares

Richard Hallworth	16,500
Michael W. Taylor	9,000
Lawrence H. Pomeroy	6,200
Carl J. Keldie, M.D.	4,700
Jonathan B. Walker(1)	9,000
T. Scott Hoffman(1)	4,700

(1)	Messrs. Walker and Hoffman are not named executive officers of the Company for fiscal year 2008; however, they are executive officers of the Company in 2009.

The restricted shares granted on March 9, 2009 become nonforfeitable on the third anniversary of the date such shares were granted or on the date upon which the Company’s common stock has maintained an average closing stock price equal to or greater than $17.00 per share for ninety (90) consecutive days, to the extent such shares are not already nonforfeitable.

Additionally, on December 9, 2008, after consideration of presentations and recommendations of the CEO (except as it relates to the CEO’s salary) and the Consultant, and such other matters and information as deemed appropriate, the Committee approved resolutions with respect to 2009 base salaries of the Company’s named executive officers. The table below summarizes the 2009 base salaries approved for the Company’s named executive officers, which were effective January 1, 2009:

	2009 Base	Increase
Name	Salary ($)	(%)

Richard Hallworth(1)	500,000	25.0%
Michael W. Taylor(1)	385,000	21.4%
Lawrence H. Pomeroy	268,148	3.5%
Carl J. Keldie, M.D.	340,648	3.5%
Jonathan B. Walker(2)	250,000	(3)
T. Scott Hoffman(2)	234,365	3.5%

(2)	In connection with the management changes discussed in the section above titled, “Proposal One: Election of Directors — Information as to Directors, Nominees and Executive Officers,” the Company entered into amended and restated employment agreements with both Messrs. Hallworth and Taylor, effective September 15, 2008.

(3)	Messrs. Walker and Hoffman are not named executive officers of the Company for fiscal year 2008; however, they are executive officers of the Company in 2009.

(4)	Effective March 9, 2009, Lawrence H. Pomeroy assumed a new role with Prison Health Services, Inc., the Company’s operating subsidiary (“PHS”) as President of State Corrections and he will no longer serve as the Company’s Senior Vice President and Chief Development Officer. Effective March 9, 2009, the Board appointed Jonathan B. Walker to replace Lawrence H. Pomeroy as Senior Vice President and Chief Development Officer of the Company.

Tax and Accounting Implications.  Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility on the Company’s tax return of compensation over $1.0 million to the CEO or any of the other four most highly compensated executive officers serving at the end of the year unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary, and has been approved by our stockholders. The Committee’s actions with respect to Section 162(m) in 2008 were to make reasonable efforts to ensure that compensation was deductible to the extent permitted while simultaneously providing appropriate rewards for performance. The Committee intends to structure performance-based compensation paid under the long-term equity incentive component and awarded in the future to executive officers who may be subject to Section 162(m) in a manner that satisfies the relevant requirements. Historically, the Company’s payment of base salaries and annual incentive bonuses have not been structured in a manner so as to be exempt under Section 162(m), and the Committee, reserves the authority to award non-deductible compensation in the future as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Report of the Incentive Stock and Compensation Committee

The Incentive Stock and Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by
The Incentive Stock and
Compensation Committee

JOHN W. GILDEA, Chair
BURTON C. EINSPRUCH, MD
WILLIAM M. FENIMORE, JR
WILLIAM E. HALE

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

2008 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2008, 2007 and 2006.

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
Name and Principal Position				Stock	Option	Incentive Plan	Deferred	All Other
(of ASG unless otherwise		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
indicated)	Year	($)	($)	($)(3)	($)(4)	($)(5)	Earnings ($)	($)(6)	Total ($)

Michael Catalano(1)	2008	577,164	—	458,355	294,264	—	—	1,683,533	3,013,316
Chairman of the Board and	2007	552,341	—	37,727	669,906	—	—	2,322	1,262,296
Chief Executive Officer	2006	539,810	—	—	978,189	—	—	2,322	1,520,321
Richard Hallworth(2)	2008	369,549	—	87,204	147,734	104,049	—	855	709,391
Chief Operating Officer and	2007	330,000	—	28,885	129,173	—	—	773	488,831
President; CEO and President of PHS	2006	235,039	—	3,410	85,679	—	—	50,565	374,693
Michael W. Taylor	2008	316,825	—	51,534	103,141	90,884	—	322	562,706
Executive Vice President and	2007	300,000	—	14,038	241,219	—	—	300	555,557
Chief Financial Officer	2006	276,673	—	—	332,867	—	—	265	609,805
Lawrence H. Pomeroy	2008	258,871	—	46,323	93,253	74,226	—	1,084	473,757
Senior Vice President and	2007	250,000	—	14,038	241,219	—	—	552	505,809
Chief Development Officer	2006	235,622	—	—	332,867	—	—	503	568,992
Carl J. Keldie, M.D.	2008	328,905	—	34,148	38,606	94,305	—	1,444	497,408
Chief Medical Officer of PHS	2007	318,033	—	9,651	102,247	—	—	742	430,673
	2006	311,622	—	—	157,364	—	—	714	469,700

(1)	On September 15, 2008, in connection with Mr. Catalano’s resignation, as further discussed in the section titled “Proposal One: Election of Directors — Information as to Directors, Nominees and Executive Officers,” the Company entered into a Separation Agreement with Mr. Catalano that provided for Mr. Catalano’s resignation from the Company on the Separation Date. The Separation Agreement included a one-time lump sum cash payment of approximately $1,156,000, a one-time lump sum cash payment in an amount equal to the greater of (a) the bonus amount that would otherwise be paid to Mr. Catalano for the Company’s 2008 fiscal year, or (b) 45% of Mr. Catalano’s annual base salary, and a one-time lump sum payment for Mr. Catalano’s accrued but unpaid leave time (less, in each case, all applicable withholding taxes) (collectively, the “Separation Payment”). This Separation Payment totaled approximately $1,681,000 and is included in “All Other Compensation” above. Additionally, the Separation Agreement provided that all shares of restricted stock, stock options or other equity awards held by Mr. Catalano immediately vest and be fully exercisable without restriction on the Separation Date and that options held by Mr. Catalano on the Separation Date would remain exercisable until the earlier of (i) one year following the Separation Date or (ii) the final expiration date with respect to such options as set forth in the applicable option agreements or certificates or the underlying option plan. In connection with the acceleration of the vesting terms on the these awards and the modification of the time period in which to exercise stock options, the Company recognized expense totaling approximately $664,000 in 2008. Of this amount, approximately $382,000 is related to restricted stock and included in the “Stock Awards” amount above and approximately $282,000 is related to stock options and included in the “Option Awards” amount above.

(2)	The amount received in salary for Mr. Hallworth in 2008 includes $10,257 in connection with a voluntary buyback of unused vacation, on a discounted basis, pursuant to a Company-wide program. In connection with the management changes discussed in the section above titled, “Proposal One: Election of Directors — Information as to Directors, Nominees and Executive Officers,” the Company entered into an amended and restated employment agreement with Mr. Hallworth, effective September 15, 2008, pursuant to which Mr. Hallworth’s base salary was increased from $344,760 to $400,000.

(3)	Amounts in this column represent the dollar amount recognized for financial reporting purposes with respect to the year ended December 31, 2008 in accordance with Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123(R)”) for all stock awards granted in or prior to 2008. In addition, for Mr. Hallworth, $7,272 was recognized for financial reporting purposes with respect to the year ended December 31, 2008, in accordance with SFAS No. 123(R) with respect to shares purchased through the Company’s Employee

Stock Purchase Plan. Refer to Note 16, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”) filed on March 5, 2009 for the relevant assumptions used to determine the valuation of the stock award or purchase.

(4)	Amounts in this column represent the dollar amount recognized for financial reporting purposes with respect to the year ended December 31, 2008 in accordance with SFAS No. 123(R) for all option awards granted in or prior to 2008. Refer to Note 16, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in the Form 10-K for the relevant assumptions used to determine the valuation of the option awards.

(5)	Amounts in this column represent the dollar amount earned by the executive related to the Company’s 2008 Incentive Compensation Plan. Amounts were paid in 2009.

(6)	“All Other Compensation” for 2008 consists solely of amounts paid by us for term life insurance coverage for the named executive officer with the exception of Mr. Catalano’s Separation Payment discussed in Note (1) above.

2008 Grants of Plan-Based Awards Table

								All Other	All Other
								Stock	Options
								Awards:	Awards:	Exercise	Grant
		Estimated Possible Payouts			Estimated Future Payouts			Number	Number of	or Base	Date Fair
		Under Non-Equity Incentive			Under Equity			of Shares	Securities	Price of	Value of
		Plan Awards (1)			Incentive Plan Awards			of Stock	Underlying	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)(4)

Michael Catalano	08/01/2008	—	—	—	—	—	—	18,920	—	—	198,092
	N/A	—	289,068	578,136	—	—	—	—	—	—	—
Richard Hallworth(5)	08/01/2008	—	—	—	—	—	—	14,800	—	—	147,622
	09/19/2008	—	—	—	—	—	—	—	50,000	10.01	210,231
	N/A	—	178,134	356,268	—	—	—	—	—	—	—
Michael W. Taylor	08/01/2008	—	—	—	—	—	—	10,800	—	—	107,724
	09/19/2008	—	—	—	—	—	—	—	25,000	10.01	105,117
	N/A	—	158,610	317,220	—	—	—	—	—	—	—
Lawrence H. Pomeroy	08/01/2008	—	—	—	—	—	—	7,040	—	—	70,220
	N/A	—	129,540	259,080	—	—	—	—	—	—	—
Carl J. Keldie, M.D.	08/01/2008	—	—	—	—	—	—	6,500	—	—	64,834
	N/A	—	164,582	329,163	—	—	—	—	—	—	—

(1)	Represents possible payouts at target (50% of base salary) and maximum (100% of based salary) under the Company’s 2008 Plan. For a further description of the 2008 Plan, see the section titled, “Compensation Discussion and Analysis — Annual Incentive Compensation.”

(2)	Represents shares of restricted stock granted on August 1, 2008. The shares issued in 2008 were made under the Amended and Restated 1999 Incentive Stock Plan and become nonforfeitable in equal annual installments over three years beginning on the first anniversary of the date the grant date. For a further description, see the section titled, “Compensation Discussion and Analysis — Long-term Equity Incentives.”

(3)	On September 19, 2008, Messrs. Hallworth and Taylor were granted options to purchase 50,000 shares and 25,000 shares, respectively, of the Company’s common stock pursuant to the Amended and Restated 1999 Incentive Stock Plan with an exercise price equal to the fair market value of the common stock on the grant date. These options vest one third on each of the first, second and third anniversaries of the grant date. These option grants were made in connection with the management changes discussed in the section above titled, “Proposal One: Election of Directors — Information as to Directors, Nominees and Executive Officers.”

(4)	Represents the grant date fair value calculated in accordance with SFAS 123(R). There can be no assurance that the restricted stock will not be forfeited and that the stock options will vest; or that the value of either the restricted stock or stock options actually realized by the named executive officer will be equal to the SFAS 123(R) value.

(5)	In connection with the management changes discussed in the section above titled, “Proposal One: Election of Directors — Information as to Directors, Nominees and Executive Officers,” the Company entered into an amended and restated employment agreement with Mr. Hallworth, effective September 15, 2008, pursuant to which Mr. Hallworth’s base salary was increased from $344,760 to $400,000 resulting in $359,292 in actual base salary paid in 2008. Therefore, Mr. Hallworth’s possible payouts at target and maximum were based on the actual base salary paid to Mr. Hallworth in 2008.

2008 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information with respect to the outstanding stock options or restricted shares awarded to our named executive officers that are unvested and outstanding as of December 31, 2008. Each option included in the following table has an exercise price per share equal to the fair market value per share of our common stock on the date of grant.

	Option Awards					Stock Awards
									Market
	Number of	Number of					Number of		Value of
	Securities	Securities					Shares or		Shares or
	Underlying	Underlying					Units of		Units of
	Unexercised	Unexercised		Option		Stock	Stock		Stock That
	Options	Options		Exercise	Option	Award	That Have		Have Not
	Exercisable	Unexercisable		Price	Expiration	Grant	Not		Vested
Name	(#)(1)	(#)(1)		($)(1)	Date	Date	Vested (#)		($)(2)

Michael Catalano(3)	6,423	—		15.57	12/31/2009	—	—		—
	142,500	—		23.31	12/31/2009	—	—		—
	50,000	—		19.49	12/31/2009	—	—		—
	50,000	—		14.55	12/31/2009	—	—		—
Richard Hallworth	20,000	10,000	(6)	13.40	03/28/2016	—	—		—
	10,000	5,000	(4)	14.55	06/16/2016	—	—		—
	—	50,000	(5)	10.01	09/19/2018	—	—		—
	—	—		—	—	08/03/2007	11,440	(7)	122,408
	—	—		—	—	08/01/2008	14,800	(8)	158,360
Michael W. Taylor	45,000	—		23.31	06/16/2014	—	—		—
	20,000	—		19.49	06/15/2015	—	—		—
	13,333	6,667	(4)	14.55	06/16/2016	—	—		—
	—	25,000	(5)	10.01	09/19/2018	—	—		—
	—	—		—	—	08/03/2007	7,040	(7)	75,328
	—	—		—	—	08/01/2008	10,800	(8)	115,560
Lawrence H. Pomeroy	25,430	—		9.50	08/30/2009	—	—		—
	8,653	—		10.42	05/17/2010	—	—		—
	6,423	—		15.57	06/06/2011	—	—		—
	45,000	—		23.31	06/16/2014	—	—		—
	20,000	—		19.49	06/15/2015	—	—		—
	13,332	6,667	(4)	14.55	06/16/2016	—	—		—
	—	—		—	—	08/03/2007	7,040	(7)	75,328
	—	—		—	—	08/01/2008	7,040	(8)	75,328
Carl J. Keldie, M.D.	31,875	—		13.33	09/13/2010	—	—		—
	14,999	—		11.16	06/24/2013	—	—		—
	15,000	—		23.31	06/16/2014	—	—		—
	12,750	—		19.49	06/15/2015	—	—		—
	3,333	1,667	(4)	14.55	06/16/2016	—	—		—
	—	—		—	—	08/03/2007	4,840	(7)	51,788
	—	—		—	—	08/01/2008	6,500	(8)	69,550

(1)	The option shares and exercise price have been adjusted, as necessary, to reflect the Company’s stock split authorized on September 24, 2004.

(2)	Market value was calculated by multiplying the number of restricted shares in the previous column that have not vested as of December 31, 2008 times the closing market price of $10.70 per share as reported on Nasdaq on December 31, 2008.

(3)	In connection with Mr. Catalano’s resignation, the Company entered into a Separation Agreement with Mr. Catalano that provided that all shares of restricted stock, stock options or other equity awards held by Mr. Catalano immediately vest and are fully exercisable without restriction as of the Separation Date. Therefore, Mr. Catalano has no unexercisable options and no restricted shares that have not vested.

(4)	Options vest on 6/16/09.

(5)	Options vest in one-third increments annually with the first one-third vesting on 9/19/2009.

(6)	Options vest on 3/28/09.

(7)	Restricted share grants become nonforfeitable on the earlier of a) August 3, 2010; or b) August 3, 2008 or August 3, 2009 if, during any 90 consecutive trading days concluding prior to either such date, the average closing price of the Company’s common stock, as reported by Nasdaq, is twice that of the actual closing price of the Company’s common stock as of August 3, 2007.

(8)	Restricted share grants become nonforfeitable in equal annual installments over three years beginning on the first anniversary of the date the shares are issued.

2008 Option Exercises and Stock Vested Table

The following table sets forth certain information with respect to the exercise of stock options during the year ended December 31, 2008 for each of our named executive officers.

Option Awards
Number of Shares
	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)

Michael Catalano	—	—
Richard Hallworth	—	—
Michael W. Taylor	15,300	125,750
Lawrence H. Pomeroy	—	—
Carl J. Keldie, M.D.	—	—

(1)	The value realized was computed by determining the difference between the market price of the underlying security at exercise, as quoted on Nasdaq, and the exercise price of the option.

Post Employment Compensation

Pension Benefits.  We do not provide pension arrangements or post-retirement health coverage for our named executive officers or employees. The Company has a 401(k) Retirement Savings Plan (the “401(k) Plan”) covering substantially all employees who have completed 60 days of service. The 401(k) Plan permits eligible employees to defer and contribute to the 401(k) Plan a portion of their compensation. Our named executive officers are eligible to participate in the 401(k) Plan. The Company may, at the Board’s discretion, match employee contributions to the 401(k) Plan ranging from 1% to 3% of eligible compensation, depending on the employee’s years of participation. The Company made no matching contributions in 2008.

Nonqualified Deferred Compensation.  We do not provide any nonqualified defined contribution or other deferred compensation plans.

Employment Agreements.  We have existing employment agreements with three of our named executive officers, Richard Hallworth, Michael W. Taylor and Lawrence H. Pomeroy. We previously had an employment agreement with our former Chairman and CEO, Michael Catalano. On September 15, 2008, we entered into a Separation Agreement with Mr. Catalano pursuant to which Mr. Catalano’s employment agreement was terminated on the same date. See footnote 1 to the “Summary Compensation Table” for more information regarding the Separation Agreement. Summaries of the employment agreements for Messrs. Hallworth, Taylor and Pomeroy are included below.

Richard Hallworth.  On September 15, 2008, we entered into an amended and restated employment agreement with Richard Hallworth to serve as President and Chief Executive Officer of the Company, effective January 1, 2009, and to appoint Mr. Hallworth as a member of the Board, effective September 15, 2008. Mr. Hallworth’s employment agreement established a minimum annual salary of $400,000 as of September 15, 2008 and a minimum annual salary of $500,000 as of January 1, 2009. Additional compensation may be determined by the Incentive Stock and Compensation Committee from time to time. Mr. Hallworth’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. Upon a termination without cause by the Company, a termination for good reason by Mr. Hallworth or a change in control, all unexercised stock options, restricted stock or similar awards issued by us to Mr. Hallworth shall accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause by the Company, termination by Mr. Hallworth for good reason or termination by Mr. Hallworth within one year following a change in control but not later than the tenth day of the third month following the year in which the change in control occurs, termination by the Company within one year following a change in control, Mr. Hallworth, or his estate, is entitled to a lump-sum payment equal to two times Mr. Hallworth’s annual base salary plus an amount equal to a lump-sum severance payment in an amount equal to 200% of the greater of (a) the incentive compensation that Mr. Hallworth could have earned under the Company’s annual incentive compensation plan, or (b) 50% of Mr. Hallworth’s annual base salary. Mr. Hallworth is subject to a non-competition agreement following termination and certain confidentiality provisions.

Michael W. Taylor.  On September 15, 2008, we entered into an amended and restated employment agreement with Michael W. Taylor pursuant to which he continued his employment as Executive Vice President and Chief Financial Officer and was appointed as a member of the Board. Mr. Taylor’s amended and restated employment agreement establishes a minimum annual salary of $385,000, effective January 1, 2009. Additionally, in the event that Mr. Taylor does not terminate his employment prior to the close of business on December 31, 2009, he will be eligible for a stay bonus in an amount equal to the greater of (i) $150,000 or (ii) the amount Mr. Taylor will have then earned under the Company’s 2009 Incentive Compensation Plan. Additional compensation may be determined by the Incentive Stock and Compensation Committee from time to time. Mr. Taylor’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. Upon a termination without cause by the Company, a termination for good reason by Mr. Taylor or a change in control, all unexercised stock options, restricted stock or similar awards issued by us to Mr. Taylor shall accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause by the Company, termination by Mr. Taylor for good reason or termination by Mr. Taylor within one year following a change in control but not later than the tenth day of the third month following the year in which the change in control occurs, termination by the Company within one year following a change in control, Mr. Taylor, or his estate, is entitled to a lump-sum payment equal to two times Mr. Taylor’s annual base salary plus an amount equal to a lump-sum severance payment in an amount equal to 200% of the greater of (a) the incentive compensation that Mr. Taylor could have earned under the Company’s annual incentive compensation plan, or (b) 50% of Mr. Taylor’s annual base salary. Mr. Taylor is subject to a non-competition agreement following termination and certain confidentiality provisions.

Lawrence H. Pomeroy.  On March 24, 1998, we entered into an employment agreement with Lawrence H. Pomeroy pursuant to which he was appointed Senior Vice President responsible for sales and marketing for PHS. Mr. Pomeroy’s employment agreement establishes a minimum annual salary of $160,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. This Agreement has not been amended. Mr. Pomeroy’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. Upon termination without cause or termination following a change in control, all unexercised stock options granted by us to Mr. Pomeroy will accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control, Mr. Pomeroy, or his estate, is entitled to one-year’s compensation, plus any bonuses, incentive compensation, or other payments due which pursuant to the terms of any compensation or benefit plan have been earned or vested as of the termination date. Mr. Pomeroy is subject to a non-competition agreement following termination and certain confidentiality provisions.

Potential Payments Upon Termination or Change-in-Control

For Messrs. Hallworth, Taylor and Pomeroy, the following summaries generally describe potential payments payable to such named executive officers upon voluntary termination without good reason, termination with cause, termination without cause, termination following a change of control and in the event of disability or death under their current employment agreements. Dr. Keldie is not entitled to any benefits upon termination or change-in-control, other than amounts earned through the termination date.

Voluntary Termination without Good Reason and Termination for Cause.  In the event of voluntary termination with respect to Mr. Pomeroy and voluntary termination without good reason with respect to Messrs. Hallworth and Taylor or termination for cause of a named executive officer, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	base salary earned through the termination date;

•	non-equity incentive compensation earned through the termination date;

•	vested stock options as of the termination date; and

•	accrued but unpaid leave such as holidays and vacation under the Company’s paid leave plan as of the termination date.

Cause, as defined in the named executive officer employment agreements, includes , among other things: (i) violation of the material terms of the employment agreement; (ii) intentional commission of an act, or failure to act, in a manner which constitutes dishonesty or fraud or which has a direct material adverse effect on the Company or its business; or (iii) the employee’s conviction of or a plea of guilty to any felony or crime involving moral turpitude.

Good Reason, as defined in Mr. Hallworth’s amended and restated employment agreement, includes, among other things: (i) a material diminution in employee’s base compensation; (ii) a material diminution in employee’s status, title, positions, reporting relationships, authority, duties, or responsibilities with respect to the Company including without limitation the failure to appoint employee to the Board or the failure by the Company’s Corporate Governance and Nominating Committee of the Board to renominate employee for election to the Board; or (iii) a material change in the geographic location at which the employee must perform the services.

Good Reason, as defined in Mr. Taylor’s amended and restated employment agreement, includes, among other things: (i) a material diminution in employee’s base compensation; (ii) a material diminution in employee’s authority, duties, or responsibilities, including without limitation the failure to appoint employee to the Board or the failure by the Company’s Corporate Governance and Nominating Committee of the Board to renominate employee for election to the Board; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the employee is required to report; or (iv) a material change in the geographic location at which the employee must perform the services.

Payments Made Upon Death or Disability.  For those named executive officers where employment agreements so provide, in the event of the death or long-term disability of a named executive officer, in addition to the benefits listed under the headings “Voluntary Termination without Good Reason and Termination for Cause” above, the named executive officer will receive benefits under the Company’s long-term disability plan or payments under the Company’s life insurance plan, as appropriate. Additionally, Messrs. Hallworth and Taylor are entitled to two-year’s base salary as of the termination date to be paid out within five days of the termination date and 200% of the greater of (a) the incentive compensation that he could have earned under the Company’s annual incentive plan, or (b) 50% of his base salary of the termination date to be paid out within five days of the termination date. Mr. Pomeroy is entitled to continue to receive his base salary for one year following such termination date. In addition, Messrs. Hallworth, Taylor and Pomeroy are entitled to receive the benefit for 18 months immediately following their termination of all medical insurance under plans and programs in which he and/or his dependents participated. Mr. Pomeroy is also entitled to receive accrued but unpaid sick leave upon death or disability.

Termination without Cause or Termination following a Change in Control.  As discussed above, the Company entered into amended and restated employment agreements with Messrs. Hallworth and Taylor in September 2008, and has an existing employment agreement with Mr. Pomeroy. Pursuant to these agreements, if the executive’s employment is terminated following a change of control (as defined in the applicable employment agreements) or if the named executive officer’s employment is terminated without cause, in addition to the benefits listed under the heading “Voluntary Termination without Good Reason and Termination for Cause,” all unexercised stock options, restricted stock or similar awards issued by us to the named executive officer shall accelerate and immediately vest. Additionally, Messrs. Hallworth and Taylor are entitled to two-year’s base salary as of the termination date to be paid out within five days of the termination date and 200% of the greater of (a) the incentive compensation that he could have earned under the Company’s annual incentive plan, or (b) 50% of his base salary of the termination date to be paid out within five days of the termination date. Mr. Pomeroy is entitled to continue to receive his base salary for one year following such termination date. In addition, Messrs. Hallworth, Taylor and Pomeroy are entitled to receive the benefit for 18 months immediately following their termination of all medical insurance under plans and programs in which he and/or his dependents participated. Mr. Pomeroy is also entitled to receive accrued but unpaid sick leave as of the termination date and he has additional provisions that states that if he terminates his employment within 90 days following a change in control, he will receive all of the same benefits as listed above. Messrs. Hallworth and Taylor have provisions that state that they are entitled to all of the same benefits as listed above if they terminate their employment within one year following a change in control but not later than the tenth day of the third month following the year in which the change in control occurs.

Termination with Good Reason.  As discussed above, the Company has entered into amended and restated employment agreements with Messrs. Hallworth and Taylor. Pursuant to these agreements, if the executive terminates his employment with good reason (as defined in the applicable employment agreements), the executive will receive all of the same benefits as listed above under the headings, “Voluntary Termination without Good Reason and Termination for Cause,” “Payments Made Upon Death or Disability,” and “Termination without Cause or Termination following a Change in Control.”

The following tables set forth potential payments payable to our named executive officers in the event of termination of such executive’s employment. The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

	Upon Death or Disability
					Severance		Continuation of	Accelerated
	Severance Payment -		Sick Payment		Payment - Bonus		Insurance Benefits	Vesting of Stock
Name	Base Salary ($)		($)		($)		($)(4)	Options ($)

Richard Hallworth	800,000	(1)	—		400,000	(3)	14,420	—
Michael W. Taylor	634,440	(1)	—		317,220	(3)	9,124	—
Lawrence H. Pomeroy	259,080	(1)	92,426	(1)	—		3,945	—
Carl J. Keldie, M.D.	—		—		—		—	—

	Upon Termination without Cause or Termination following a Change in Control(6)(7)
					Severance		Continuation of	Accelerated
	Severance Payment -		Sick Payment		Payment - Bonus		Insurance Benefits	Vesting of Stock
Name	Base Salary ($)		($)		($)		($)(4)	Options ($)(5)

Richard Hallworth	800,000	(1)	—		400,000	(3)	14,420	34,500
Michael W. Taylor	634,440	(1)	—		317,220	(3)	9,124	17,250
Lawrence H. Pomeroy	259,080	(2)	92,426	(1)	—		3,945	—
Carl J. Keldie, M.D	—		—		—		—	—

(1)	Amount to be paid out in a lump sum as of the termination date.

(2)	Amount to be paid out in a lump sum as of the termination date upon a change in control. Upon termination without cause, base salary is to be continued for one year following the termination date.

(3)	Amount is calculated at 100% of Messrs. Hallworth and Taylor’s base salary, respectively, as of December 31, 2008 to be paid out in a lump sum.

(4)	Consists of group health insurance coverage as applicable. The value is based upon the type of insurance coverage we carried for each named executive officer as of December 31, 2008 and is valued at the premiums in effect on December 31, 2008.

(5)	Accelerated vesting of stock option amounts are calculated as the difference between the fair market value of the common stock (based on the closing market price of $10.70 per share as reported on Nasdaq on December 31, 2007), and the respective exercise prices of in-the-money unvested stock options.

(6)	Mr. Pomeroy has an additional provision in his employment agreement that gives him the ability to terminate his employment within 90 days following a change in control and receive the same benefits as listed in this table.

(7)	Messrs. Hallworth and Taylor have additional provisions in their amended and restated employment agreements that gives them the ability to terminate their employment with good reason (as defined in the amended and restated employment agreements) or within one year following a change in control but not later than the tenth day of the third month following the year in which the change in control occurs and receive the same benefits as listed in this table. Mr. Taylor has a provision under which he would receive an additional $150,000 in payments in the event that he terminated his employment for good reason.

Compensation of Directors

2008 Directors Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2008.

					Change in
					Pension Value
					and
	Fees			Non-Equity	Nonqualified
	Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name	Cash ($)	($)(1)	($)	($)	Earnings ($)	($)	Total ($)

William D. Eberle(2)	8,750	11,260	—	—	—	—	20,010
Burton C. Einspruch, M.D.	70,500	23,985	—	—	—	—	94,485
William M. Fenimore, Jr.	90,000	55,328	—	—	—	—	145,328
John W. Gildea	81,500	55,328	—	—	—	—	136,828
William E. Hale	72,750	55,328	—	—	—	—	128,078
John C. McCauley	69,000	55,328	—	—	—	—	124,328
Richard D. Wright	62,500	23,985	—	—	—	—	86,485

(1)	Amounts in this column represent the dollar amount recognized for financial reporting purposes with respect to the year ended December 31, 2008 in accordance with SFAS No. 123(R) for all awards granted in or prior to 2008. The restricted shares are valued at the market value of the Company’s common stock on the date of grant and are recognized as compensation expense over the restricted stock’s vesting period. The grant date fair value of each stock award to our non-employee directors during 2008 are: Dr. Einspruch: $31,410; Mr. Fenimore: $31,410; Mr. Gildea: $31,410; Mr. Hale: $31,410; Mr. McCauley: $31,410; and Mr. Wright: $31,410. The aggregate number of potentially forfeitable stock awards that have been granted to each of our non-employee directors as of December 31, 2008: Dr. Einspruch: 4,500; Mr. Fenimore: 9,500; Mr. Gildea: 9,500; Mr. Hale: 9,500; Mr. McCauley: 9,500; and Mr. Wright: 4,500.

(2)	Mr. Eberle served on the Board until his death in April 2008. As such, 1,500 shares of restricted stock were forfeited on April 3, 2008.

Base Compensation.  During 2008, we paid each non-employee director an annual retainer of $30,000 for serving on the Board and an additional cash fee of $1,500 per Board meeting. In addition, each non-employee director was reimbursed for out-of-pocket expenses incurred in attending Board of Directors’ meetings and committee meetings. Directors who are also our employees receive no additional compensation for attending Board or committee meetings.

Audit Committee members were compensated an additional cash fee of $2,500 per Audit Committee meeting attended. The Audit Committee Chair was also paid an annual retainer of $15,000 for serving in this capacity.

Members of the Incentive Stock and Compensation Committee, Corporate Governance and Nominating Committee and the Ethics and Quality Assurance Committee were compensated an additional cash fee of $1,000 per committee meeting attended. The chairman of each committee was also paid an annual retainer of $5,000 for serving in such capacity.

Restricted Stock.  The Board compensation program provides that each new Director (as defined by the Amended and Restated 1999 Incentive Stock Plan) upon election to the Board receive 10,000 restricted shares of stock. Under the terms of the restricted shares, each new Director shall have the right, among other rights, to receive cash dividends on all of these shares and to vote such shares unless the Director’s right to such shares is forfeited. These shares become nonforfeitable in equal annual installments over four years beginning on the first anniversary of the date the shares are issued. In addition, each non-employee director received 3,000 restricted shares of the Company’s common stock on August 1, 2008. Under the terms of the restricted shares, each non-employee director shall have the right, among other rights, to receive cash dividends on all of these shares and to vote such shares unless the Director’s right to such shares is forfeited. These shares become nonforfeitable in equal annual installments over three years beginning on the first anniversary of the date the shares are issued.

Compensation Decisions for 2009.  On January 27, 2009, the Board unanimously elected Richard D. Wright as its Non-Executive Chairman of the Board, effective immediately. In connection with Mr. Wright’s service to the Company as Non-Executive Chairman of the Board, Mr. Wright is paid a monthly fee of $12,000, effective February 1, 2009. Mr. Wright receives no additional cash compensation from the Company for his service on any committees of the Board or his attendance at any meetings of the Board and any committees thereof. In addition, the Board and the Incentive Stock and Compensation Committee of the Board approved a grant of 3,000 shares of restricted common stock of the Company to Mr. Wright (the “Stock Award”) pursuant to the Amended and Restated 1999 Incentive Stock Plan. The Stock Award has a grant date of January 27, 2009 and will become nonforfeitable in equal annual installments over three years beginning on the first anniversary of the date the shares are issued.

The non-employee annual retainers and committee fees listed herein did not change for 2009 with the exception of the Non-Executive Chairman of the Board compensation package described above.

On March 9, 2009, the Incentive Stock and Compensation Committee approved restricted stock awards under the Company’s Amended and Restated 1999 Incentive Stock Plan to each non-employee director totaling 2,200 shares of restricted common stock of the Company. The restricted stock awards will become nonforfeitable in equal annual installments over three years beginning on the first anniversary of the date the shares are issued.

Incentive Stock and Compensation Committee Interlocks and Insider Participation

The following directors served as members of the Incentive Stock and Compensation Committee during the 2008 fiscal year: Dr. Einspruch, Mr. Fenimore, Mr. Hale and Mr. Gildea. No Compensation Committee interlocks or insider participation on compensation decisions exist. Each of the individuals listed above are independent in accordance with the Standards and the Incentive Stock and Compensation Committee Charter.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2008, including the Amended and Restated Incentive Stock Plan and the Amended and Restated 1999 Incentive Stock Plan.

Number of Securities
	Number of Securities to		Remaining Available for
	be Issued Upon Exercise	Weighted-Average Exercise	Future Issuance Under Equity
Plan Category	of Outstanding Options	Price of Outstanding Options	Compensation Plans

Equity compensation plans approved by security holders(1)	1,177,011	$17.26	100,792

(1)	Includes the Amended and Restated Incentive Stock Plan and the Amended and Restated 1999 Incentive Stock Plan which expired in April 2009.

CERTAIN RELATED PERSON TRANSACTIONS

Since the beginning of the last fiscal year, we are not aware of any related person transactions between us and any of our directors, executive officers, 5% stockholders or their family members which require disclosure pursuant to Item 404 of Regulation S-K under the Exchange Act.

Pursuant to the Audit Committee charter, the Audit Committee is responsible for reviewing and approving and/or ratifying related party transactions, including any transactions that the Company is required to report in its proxy statements under Item 404 of Regulation S-K.

At least annually, each director and executive officer completes a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which the Company is involved and in which the executive officer, a director or a related person has a direct or indirect material interest. We also conduct a review, at least annually, of our financial systems to determine whether a director, or a company employing a director, engaged in transactions with us during the fiscal year.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is responsible for, among other things, hiring the independent registered public accounting firm and reviewing with Ernst & Young LLP (“E&Y”), our independent registered public accounting firm for fiscal year 2008, the scope and results of their audit engagement. In connection with the 2008 audit, the Audit Committee has:

•	reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008;

•	discussed with E&Y the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	reviewed and discussed with management our report on internal control over financial reporting included in our Annual Report on Form 10-K for the year ended December 31, 2008;

•	considered whether the provision of non-audit services by E&Y is compatible with maintaining the independent registered public accounting firm’s independence; and

•	received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the above-mentioned review and the discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

The Audit Committee has adopted a charter, a current copy of which is available on our website at www.asgr.com. Each member of the Audit Committee has been determined to be independent in accordance with the requirements of Nasdaq and the SEC.

The Audit Committee

WILLIAM M. FENIMORE, JR, Chair
JOHN W. GILDEA
WILLIAM E. HALE
JOHN C. MCCAULEY

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee previously retained E&Y to serve as our independent registered public accounting firm with respect to the audit of our financial statements for the years ended December 31, 2008 and 2007. As of April 30, 2009, the Company was in the process of reviewing and evaluating proposals from independent accounting firms to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2009. As a result, as of April 30, 2009, the Company has not selected its independent registered public accounting firm for the year ending December 31, 2009, although it has engaged E&Y to perform a review of the Company’s interim unaudited financial statements for the quarter ended March 31, 2009. A representative of E&Y will be present at the 2009 Annual Meeting of Stockholders, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

Audit Fees

Fees for audit services provided by E&Y totaled $721,000 during 2008. Such fees were associated with the audit of our 2008 consolidated financial statements, the audit of our 2008 assessment of our internal control over financial reporting, reviews of our 2008 quarterly financial statements and the 2008 audit of Correctional Health Services, LLC, a limited liability corporation whose sole member is Prison Health Services, Inc. which is a wholly owned subsidiary of the Company.

Fees for audit services provided by E&Y totaled $928,000 during 2007. Such fees were associated with the audit of our 2007 consolidated financial statements, the audit of our 2007 assessment of our internal control over financial reporting, reviews of our 2007 quarterly financial statements, assistance with responding to an SEC comment letter and the 2005 through 2007 audit of Correctional Health Services, LLC, a limited liability corporation whose sole member is Prison Health Services, Inc. which is a wholly owned subsidiary of the Company.

Audit Related Fees

There were no fees paid for audit related services during 2008 or 2007.

Tax Fees

There were no fees paid for tax services during 2008 or 2007.

All Other Fees

Fees for our annual subscription to E&Y’s accounting research software totaled $1,500 in 2008 and 2007.

Audit Committee Policy for Pre-Approval of Independent Registered Public Accounting Firm Services

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. For pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee’s charter delegates to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

All of the services related to the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above were pre-approved by the Audit Committee or Audit Committee Chair.

PROPOSAL TWO:
APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN

Discussion of the Proposal

Upon the recommendation of the Incentive Stock and Compensation Committee, the Board of Directors has adopted and approved, subject to the approval of stockholders of record entitled to vote at the annual meeting, the Company’s 2009 Equity Incentive Plan, and is recommending that stockholders approve the Company’s 2009 Equity Incentive Plan at the annual meeting. The 2009 Equity Incentive Plan is sometimes referred to in this proxy statement as the “2009 Equity Plan.” This action by the Board and the Incentive Stock and Compensation Committee to adopt and approve the 2009 Equity Plan and submit such plan to stockholders of record is directly related to the expiration of the Company’s Amended and Restated 1999 Incentive Stock Plan, as of April 16, 2009. As a result of the expiration of the Company’s Amended and Restated 1999 Incentive Stock Plan, the Company currently is unable to grant future equity incentive awards to directors, officers, employees or service providers of the Company and its affiliates.

The Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, officers, employees or service providers of the Company and its affiliates by increasing their proprietary interest in the Company’s growth and success. The Board and the Incentive Stock and Compensation Committee believe that the absence of a stockholder-approved equity incentive plan may limit the Company’s ability to retain those individuals who are key to the success of the Company and attract new individuals who will contribute to the Company’s future success in a significant way. To attain these ends, the Company has formulated the 2009 Equity Plan to authorize the granting of awards (as described below) to participants whose judgment, initiative and efforts are, have been, or are expected to be, responsible for the success of the Company.

The information set forth below regarding the 2009 Equity Plan is a summary of the material features of the 2009 Equity Plan and is qualified in its entirety by the full text of the 2009 Equity Incentive Plan, a copy of which is included as Annex A to this proxy statement.

Description of the 2009 Equity Incentive Plan

The 2009 Equity Plan generally provides for the issuance of (i) incentive stock options; (ii) nonqualified stock options; (iii) stock appreciation rights (“SARs”); (iv) restricted stock awards; (v) restricted stock units; and (vi) other stock-based awards, as more fully described below.

Administration.  The 2009 Equity Plan will be administered by the Incentive Stock and Compensation Committee or any other committee or subcommittee that may be designated by the Board to administer the plan, so long as the committee has at least two members, all of which are non-employee directors and outside directors under applicable rules and regulations of the Securities and Exchange Commission and the Internal Revenue Service. For purposes of the discussion in this Proposal Two, such committee or subcommittee is hereafter referred to as the “Committee.” The Committee will have broad authority with respect to the 2009 Equity Plan, including the power to:

•	select the participants who will be eligible for awards;

•	determine the amount and type of awards to be granted to participants;

•	determine the terms and conditions of awards to be granted to participants, including, without limitation, the applicable exercise price per share, the expiration date, and such other terms, conditions and restrictions as may be deemed appropriate by the Committee;

•	determine and interpreting the terms of award agreements;

•	determine whether the options will be treated as incentive stock options or nonqualified stock options;

•	adopt procedures for carrying out the plan and to change such procedures from time to time as it deems advisable;

•	determine the exercise price or other price for any awards; and

•	establish performance goals that must be met as a condition to the payment of certain awards.

In its discretion, the Committee may delegate all or part of its authority and duties with respect to granting awards to one or more of the officers of the Company, provided applicable law so permits. However, the Committee may not delegate its authority with respect to awards to be made to any individual who, as of the last day of the most recently completed taxable year, is the Company’s chief executive officer (or is acting in such capacity), one of the four highest compensated officers of the Company (other than the chief executive officer), or is otherwise a “covered employee,” as defined in the regulations under Internal Revenue Code Section 162(m).

Eligibility.  Any director, officer, employee or service provider of the Company and its affiliates is eligible to participate in the 2009 Equity Plan. The Committee has the sole discretion to determine the eligible individuals to whom awards will be made under the 2009 Equity Plan.

Shares of Common Stock Subject to the 2009 Equity Plan.  Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the 2009 Equity Plan in connection with awards is 500,000 shares. In addition, in any calendar year, no single participant may receive any award that relates to more than 100,000 shares in the case of options and SARs, or 50,000 shares in the case of restricted stock, restricted stock units or incentive awards (as such terms is defined in the 2009 Equity Plan). Additionally, incentive award cash payments and other stock based award cash payments to any one participant are each limited to $500,000 in any calendar year.

In the event of any material business event or transaction affecting the Company’s common stock or its capitalization, including a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, stock split up, spin-off, or other distribution of the stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, distribution or reorganization (other than normal cash dividends or share repurchases), or any similar corporate event or transaction, the Committee may, in its sole discretion, in order to prevent dilution or enlargement of participants’ rights under the 2009 Equity Plan, substitute or adjust the number and/or kind of shares that may be issued under the plan or under particular types of awards, the number and/or kind of shares subject to outstanding awards, the exercise price or grant price applicable to outstanding awards, the amount and/or type of payment to be received under awards, and other value determinations applicable to outstanding awards. Shares of common stock of the Company subject to awards that expire unexercised or are otherwise forfeited will again be available for awards under the 2009 Equity Plan.

Performance goals.  Awards under the 2009 Equity Plan may be conditioned upon the achievement of certain performance goals established by the Committee. Performance goals may be linked to a variety of factors including the participant’s completion of a specified period of employment or service with the Company or its affiliates or a business unit of the Company. Additionally, performance goals can include objective goals established by the Committee based upon one or more of the following as applied to the Company, any of its subsidiaries or affiliates or a business unit thereof: (i) total stockholder return, (ii) total stockholder return as compared to total return (on a comparable basis) of a publicly available index, (iii) return on assets, (iv) net income, (v) pretax earnings, (vi) funds from operations, (vii) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), (viii) adjusted EBITDA, (ix) EBITDA margin percentage, (x) adjusted EBITDA margin percentage, (xi) gross margin percentage, (xii) operating margin percentage, (xiii) sales, (xiv) accounts receivable, (xv) earnings per share, (xvi) return on equity, capital, assets or investment, (xvii) operating earnings, (xviii) working capital, (xix) ratio of debt to stockholders equity, (xx) expense reduction or containment, (xxi) revenue, or (xxii) revenue growth or net revenue. Additionally, the compensation committee may impose restrictions, including without limitation, confidentiality and non-solicitation restrictions, on the grant, exercise or payment of an award as it determines appropriate.

Restricted stock.  A restricted stock award is a grant of shares of the Company’s common stock, which may be subject to forfeiture restrictions during a restriction period. The Committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. The Committee may condition the award of restricted stock, upon: (i) the participant’s continued service over a period of time with the Company or its affiliates; (ii) the achievement by the participant, the Company or its affiliates of any other performance goals set by the Committee; or (iii) any combination of the above conditions as specified in the award agreement. If the specified conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited to the Company. At the end of the restriction period, the number of shares of restricted stock that become distributable to the participant will be determined on the basis of the satisfaction of the restrictive period conditions. Restricted stock awards may also be subject to additional vesting provisions which will determine the time, or period, over which the restricted shares will be distributed. Except as may be provided in an applicable award certificate, a participant will have the right to receive dividends and vote the shares. During the restricted period, a participant may not transfer or otherwise dispose of shares of restricted stock and the Company will retain custody of the certificates evidencing such shares. The Committee may, in its discretion, accelerate the vesting and delivery of shares of restricted stock.

Stock options.  A stock option entitles the holder to purchase from the Company a stated number of shares of the Company’s common stock. An incentive stock option may only be granted to the Company’s employees or to an employee of one of its subsidiaries (provided applicable law so permits). The Committee will specify the number of shares of common stock subject to each stock option and the exercise price for such option. The exercise price may not be less than the fair market value of a share of the Company’s common stock on the date the option is granted. If the Company grants incentive stock options to any participant who owns 10% or more of the Company’s common stock, the exercise price shall not be less than 110% of the fair market value of the Company’s common stock on the date the option is granted. Generally, all or part of the exercise price may be paid (i) in cash or by a certified or bank cashier’s check; (ii) if approved by the Committee, by tendering shares of common stock; or (iii) by any combination of such methods.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum period in which an option may be exercised shall be determined by the Committee on the date of grant but shall not exceed 10 years. However, if the Company grants incentive stock options to any 10% stockholder, then the maximum period in which the option may be exercised is five years. In the case of incentive stock options, the aggregate fair market value (determined as of the date of grant) of the Company’s common stock with respect to which such incentive stock options become exercisable for the first time during any calendar year under any of our plans or the plans of any affiliated companies cannot exceed $100,000. Incentive stock options granted in excess of this limitation will be treated as nonqualified stock options, with respect to such excess.

If a participant’s employment or service with the Company or its affiliates terminates due to death or disability, the participant’s unexercised options may be exercised, to the extent they were exercisable on the termination date, for a period of 12 months from the termination date or until the expiration of the option term, if shorter. If the participant’s employment or service with the Company or its affiliates is terminated for cause (as defined in the 2009 Equity Plan), all unexercised options (whether vested or unvested) shall terminate and be forfeited on the termination date. If the participant’s employment or service terminates for any other reason, any vested but unexercised options may be exercised by the participant, to the extent exercisable at the time of termination, for a period of 90 days from the termination date or until the expiration of the option term, whichever period is shorter. Unless otherwise provided by the Committee, any options that are not exercisable at the time of termination of employment or service shall terminate and be forfeited on the termination date.

Stock appreciation rights.  A stock appreciation right can be granted alone (a freestanding stock appreciation right) or in tandem with a stock option (a tandem stock appreciation right). A stock appreciation right entitles the holder to receive, upon exercise of the stock appreciation right, common stock or cash representing the increase in the fair market value of the shares underlying the stock appreciation right from the base price for such shares. The base price for a free-standing stock appreciation right shall be not less than the fair market value of the Company’s common stock on the date of grant. The base price for a tandem stock appreciation right is the exercise price per share of the related stock option. A tandem stock appreciation right entitles the holder to exercise the stock option or the stock appreciation right at which time the other related award shall expire. No participant may be granted tandem stock appreciation rights under any of the Company’s plans or the plans of any of its affiliates that are related to incentive stock options which are first exercisable in any calendar year for shares of the Company’s common stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. Stock appreciation rights are subject to the same termination and forfeiture provisions as are applicable to stock options as described above.

Restricted stock units.  Restricted stock units are granted in reference to a specified number of shares of the Company’s common stock and entitle the holder to receive shares of common stock or cash upon the lapse of a period of time and/or upon the achievement of specific performance goals established by the Committee, including (i) the participant’s continued service to the Company or its affiliates over a period of time; (ii) the achievement of certain performance goals established by the Committee; or (iii) any combination of these conditions as specified in an award agreement. During the restricted period, a participant will not have any rights as a stockholder with respect to any shares of common stock underlying a restricted stock unit until such time as the shares of common stock have been issued. The Committee may, in its discretion, accelerate the vesting of restricted stock units.

Other stock-based awards.  The 2009 Equity Plan also permits the Committee the ability to issue other equity-based or equity-related awards not otherwise described by the terms of the plan. Other stock-based awards may be subject to such restriction periods, performance goals and/or service requirements as the Committee determines.

Transferability of awards.  Generally, awards granted under the 2009 Equity Plan shall be nontransferable. Nevertheless, to the extent the Committee so provides, awards, other than incentive stock options or their tandem stock appreciation rights, may be transferred by the participant. The holder of the transferred award shall be bound by the same terms and conditions that governed the award during the period held by the participant.

Rights as a stockholder.  No participant shall have any rights as a stockholder with respect to shares covered by options, stock appreciation rights, restricted stock units or incentive awards, unless and until such awards are settled in shares of the Company’s common stock. No option or stock appreciation rights shall be exercisable, no shares of the Company’s common stock shall be issued, no certificates for shares of the Company’s common stock shall be delivered and no payment shall be made under the 2009 Equity Plan, except in compliance with all applicable laws.

Amendment and termination of the 2009 Equity Incentive Plan.  The Board may amend, suspend or terminate the 2009 Equity Plan, and the Committee may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission (except to the extent to comply with Section 409A of the Internal Revenue Code of 1986, as amended, or to prevent the holder from being subject to an excise tax or penalty under such section).

Change in control.  In the event of a change in control (as defined in the 2009 Equity Plan), all outstanding awards issued under the 2009 Equity Plan will immediately become fully vested and exercisable and all criteria or restrictions with respect to the exercise, ownership or otherwise with respect to any such award will be deemed fully satisfied. Notwithstanding the foregoing, no change in an award as a result of a change in control will be effective if and to the extent that such change would be contrary to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, or result in the imposition of taxation and/or penalties under Section 409A.

Federal Income Taxes.  The Company has been advised by counsel regarding the federal income tax consequences of the 2009 Equity Plan. No income will be recognized by a participant at the time an option is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the option (although the exercise of an incentive stock option may have alternative minimum tax consequences). Income is recognized and taxes must be paid by a participant when the participant disposes of shares acquired under an incentive stock option.

The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the Company’s common stock on the exercise date and the option price. Tax must be paid by the participant at the time of exercise.

No income is recognized upon the grant of a stock appreciation right. The exercise of a stock appreciation right generally is a taxable event. A participant generally must recognize income equal to any cash that is paid and the fair market value of shares of common stock that are received in settlement of a stock appreciation right.

A participant will recognize income on account of a stock award or equity-based award on the first day that the common stock or other securities are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the Company’s common stock or applicable securities on that date.

The Company will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or stock appreciation right, the vesting of a stock award and the settlement of other equity-based awards. The amount of the deduction will be equal to the ordinary income recognized by the participant. The Company generally will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The Company may claim a federal income tax deduction on account of certain dispositions of common stock acquired upon the exercise of an incentive stock option.

The Board recommends that stockholders vote “FOR” the approval of the 2009 Equity Incentive Plan.

ADDITIONAL INFORMATION

Proposals for 2010 Annual Meeting of Stockholders

We anticipate that our annual meeting will be held in June 2010. Accordingly, any of our stockholders can propose business to be brought before the 2010 Annual Meeting of Stockholders by using either of the procedures below:

•	to include a proposal in the Company’s 2010 proxy statement, a stockholder’s proposal must be received at our principal executive offices by not later than December 29, 2009 in accordance with the requirements of Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended. Such proposals must satisfy the conditions set forth in Rule 14a-8 and all other applicable legal requirements in order to be included in our proxy statement and form of proxy for that meeting; or

•	to bring business before the 2010 Annual Meeting of Stockholders, but not to include such business or proposal in the annual proxy statement, a stockholder’s proposal must be received at our principal executive offices by not earlier than February 9, 2010 or later than March 11, 2010, as required by Article III of our By-Laws. Such proposals must satisfy the conditions set forth in our By-Laws in order to be properly brought before the 2010 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by law to furnish us copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and representations from certain reporting persons that they were not required to file Form 5s for specified fiscal years, we believe that our officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2008, except as noted below.

One late Form 4 was filed by Michael Catalano, the Company’s former CEO, on September 26, 2008 to report the amendment of his outstanding options in connection with his separation from the Company as discussed further in the section titled, “Proposal One: Election of Directors — Information as to Directors, Nominees and Executive Officers.”

Stockholder Communications with our Board of Directors

The Audit Committee and the non-employee directors have established procedures to enable anyone who has a concern about the Company’s conduct, accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Audit Committee or non-employee directors. Such communications may be confidential or anonymous, and may be emailed, submitted in writing addressed to the Chairman of the Audit Committee, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027, or reported by phone to a toll-free phone number that is published on the Company’s website at www.asgr.com. All such communications are promptly reviewed by the Company’s Chief Compliance Officer, and any concerns relating to accounting, internal accounting controls, auditing or officer conduct are sent immediately to the non-employee directors or the Audit Committee.

Stockholders may contact an individual director, a committee of our Board, the independent directors as a group or our Board as a group. All stockholder communications should be submitted in writing to the Corporate Secretary, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027. All communications will be forwarded to the intended recipient.

Annual Report

A copy of our 2008 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2008, accompanies this proxy statement. Our Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov and our website at www.asgr.com. Additional copies of the printed 2008 Annual

Report, including our Annual Report on Form 10-K, may be obtained by any stockholder, without charge, upon written request to the Corporate Secretary, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027.

Householding

In an effort to further efficiencies and contain costs, ASG “households” disclosure documents by sending a single copy of the proxy statement and notice of annual meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family, unless we have received contrary instructions. Each stockholder in the household receives a separate proxy card.

Householding reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address in the future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

(i)	if the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027, Attention: Corporate Secretary, to inform ASG of his or her request, or by calling 615-373-3100; or

(ii)	if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

AMERICA SERVICE GROUP INC.
2009 EQUITY INCENTIVE PLAN
(Effective as of June 9, 2009)

AMERICA SERVICE GROUP INC.

2009 EQUITY INCENTIVE PLAN

1.  Purpose of the Plan

The primary purpose of the Plan is to assist the Company in attracting, retaining and motivating valued directors, officers, employees, consultants and other service providers, and to further align their interests with the interests of the Company’s stockholders, by providing for or increasing their ownership interests in the Company, and/or providing incentives based on the financial performance of the Company or of one or more of its Subsidiaries.

2.  Definitions

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.2 “Acquiring Person” means that a Person (other than, with respect to any specific Award hereunder, the Participant or any of the Participant’s affiliates), considered alone or as part of a “group” within the meaning of Section 13(d)(3) of the 1934 Act is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of securities representing at least fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

2.3 “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. Unless the context requires otherwise, when a specified Person is not referenced, the term “Affiliate” shall refer to Affiliates of the Company and/or its Subsidiaries.

2.4 “Award” means a grant of an Incentive Award, Option, Restricted Stock, Restricted Stock Unit, SAR, or Other Stock-Based Award under the Plan.

2.5 “Award Agreement” means the agreement or agreements between the Company and a Participant pursuant to which an Award is granted, and which specifies the terms and conditions of that Award, including the vesting requirements, exercise price, performance criteria, exercise and/or distribution provisions, and forfeiture provisions applicable to that Award.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” shall mean Cause as such term is defined in any employment agreement between the Participant and the Company or its Subsidiaries or Affiliates. If no such agreement or definition exists, “Cause” shall exist with respect to a Participant if such Participant has: (i) committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, any Subsidiary or any Affiliate, or a felony involving the business, assets, or customers of the Company, any Subsidiary or any Affiliate, or been convicted by a court of competent jurisdiction or plead guilty or nolo contendere to any other felony or other crime involving moral turpitude; (ii) committed a material breach of any confidentiality, non-compete, non-solicitation or business opportunity covenant or obligation owed by the Participant to the Company, any Subsidiary or any Affiliate; or (iii) failed to perform such Participant’s duties to the Company, any Subsidiary or any Affiliate, other than as described in (i) or (ii) above, after written notice and a 30-day cure period is provided to Participant.

2.8 “Change in Control” means:

(i) a Person is or becomes an Acquiring Person;

(ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission;

(iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% (fifty percent) of the Company’s voting securities carrying the right to vote in elections of persons to the Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; or

(iv) the Continuing Directors cease for any reason to constitute a majority of the Board.

2.9 “Code” means the Internal Revenue Code of 1986, as amended.

2.10 “Committee” means the Incentive Stock and Compensation Committee of the Board, or any other committee or subcommittee designated by the Board to administer the Plan. The Committee shall have at least two members and all Committee members, shall be both Non-Employee Directors and Outside Directors.

2.11 “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

2.12 “Company” means America Service Group Inc., a Delaware corporation, or any successor corporation.

2.13 “Continuing Directors” means any member of the Board, while a member of the Board and (i) who was a member of, or was appointed to, the Board on the effective date of this Plan or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the then Continuing Directors.

2.14 “Director” means a member of the Board.

2.15 “Disability” means a Participant’s failure, or inability to perform the normal duties of the Participant for the Company because of any physical or mental infirmity, and such failure or inability continuing for any six (6) consecutive months while the Participant is employed by, or otherwise serving the Company as determined by the Board using reasonable standards; provided that if any Award or the granting, acceleration, exercise or payment thereof is intended or required to comply with Section 409A of the Code, the term “Disability” shall have the meaning ascribed under and pursuant to Section 409A of the Code and the regulations promulgated pursuant thereto.

2.16 “Employee” means an individual who is employed as an employee by the Company, a Subsidiary or an Affiliate, including a director who is such an employee.

2.17 “Exercise Price” means the exercise price per share of Common Stock of an Option, or the base value of an SAR.

2.18 “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange (including NASDAQ) on which the Common Stock is listed or traded on such date or, if the Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. Alternatively, if the Common Stock is not listed on any securities exchange, the Fair Market Value shall be the value of Common Stock as determined in good faith by the Committee, consistent with applicable legal requirements (including, if applicable, the requirements of Code section 409A).

2.19 “Incentive Award” means an Award granted pursuant to Section 10 hereof, stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, a cash payment, or a combination thereof.

2.20 “Incentive Stock Option” means an Option which is designated as, and is intended to meet the requirements of, an incentive stock option as defined in Code section 422.

2.21 “Named Executive Officer” means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the four highest compensated officers of the Company (other than the Chief Executive Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

2.22 “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.23 “Non-Qualified Option” means an Option that is not intended to be, and/or does not meet the requirements of, an Incentive Stock Option.

2.24 “Option” means any stock option granted from time to time under Section 7 of this Plan. Options granted under the Plan may be Non-Qualified Options or Incentive Stock Options, as determined by the Committee.

2.25 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 11 of this Plan.

2.26 “Outside Director” means a member of the Board who meets the definition of an “outside director” under Treasury Regulation § 1.162-27(e)(3).

2.27 “Participant” means an eligible individual to whom an Award is granted.

2.28 “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that the term “Person” does not include the Company or any affiliate of the Company, and the term Person does not include any employee-benefit plan maintained by the Company or any affiliate of the Company, or any person or entity organized, appointed, or established by the Company or any affiliate of the Company for or pursuant to the terms of any such employee-benefit plan, unless the Committee determines that such an employee-benefit plan or such person or entity is a “Person”.

2.29 “Plan” means the America Service Group Inc. 2009 Equity Incentive Plan herein set forth, as amended from time to time.

2.30 “Plan Year” means the twelve-month period beginning January 1 and ending December 31.

2.31 “Restricted Stock” means an Award of Common Stock granted pursuant to Section 6 hereof, subject to a Restriction Period and such other conditions and criteria as the Committee may determine.

2.32 “Restricted Stock Units” means an Award granted pursuant to Section 9 hereof, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that entitles the Participant to receive shares of Common Stock or cash, upon the lapse of a Restriction Period and/or subject to such other conditions and criteria as the Committee may determine.

2.33 “Restriction Period” means the period during which an Award is subject to forfeiture. A Restriction Period shall not lapse until all conditions, imposed under this Plan or under the applicable Award Agreement, have been satisfied.

2.34 “SAR” means a stock appreciation right granted pursuant to Section 8 hereof, that entitles the Participant to receive an amount of cash or a number of shares of Common Stock equal in value to the amount by which the Fair Market Value of the Common Stock on the last trading day preceding the date of exercise exceeds the Fair Market Value of the Common Stock on the date of grant.

2.35 “Subsidiary” means, with respect to the Company, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the overall economic equity or a majority of the total voting power of shares of stock entitled (regardless of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof; or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is, at the time, owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

2.36 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Code section 424(d)), stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or a corporate Subsidiary.

2.37 “Termination Date” means the day on which a Participant’s employment or service with the Company and its Subsidiaries and Affiliates terminates or is terminated.

3.  Eligibility

3.1 Any Director, and any Employee of the Company, its Subsidiaries or its Affiliates is eligible to participate in this Plan. In addition, any other Person that provides services to the Company, its Subsidiaries or Affiliates is eligible to participate in this Plan. The Committee shall determine, in its sole discretion, the eligible individuals to whom Awards shall be made. The mere status of an individual as an Employee, Director or otherwise, shall not entitle such individual to an Award hereunder; all Awards hereunder are approved by the Committee as provided for herein.

4.  Administration and Implementation of Plan

4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to take, or cause to be taken, any and all action which it deems necessary to implement, carry out and administer the Plan, including without limitation: (a) selecting the eligible individuals to whom Awards will be granted; (b) determining the amount and type of Awards to be granted to each Participant; (c) determining the terms and conditions of Awards; and (d) determining and interpreting the terms of Award Agreements. Additionally, the Committee may impose restrictions, including without limitation, confidentiality, non-compete and non-solicitation restrictions, on the grant, vesting, exercise and/or payment of any Award, as the Committee determines to be appropriate.

4.2 The Committee shall have the power to adopt procedures for carrying out the Plan and to change such procedures as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Committee, shall be final and binding on all Participants, and any Person claiming any rights through a Participant. Each Participant shall, as a condition to the Participant’s participation hereunder, take whatever actions and execute whatever documents the Committee may, in its reasonable judgment, deem necessary or advisable in order to carry out or effect the obligations or restrictions imposed on the Participant pursuant to the provisions of this Plan and/or an Award Agreement.

4.3 The Committee may (but is not required to) condition the payment of any Award or the lapse of any Restriction Period (or any combination thereof) upon the achievement of a Performance Goal (defined below) that is established by the Committee. A “Performance Goal” shall mean an objective goal that must be met by the end of the performance period specified by the Committee based upon one or more of the following as applied to the Company, a Subsidiary, an Affiliate or a business unit thereof and as may be defined by the Committee: (i) total stockholder return, (ii) total stockholder return as compared to total return of a publicly available index, (iii) return on assets, (iv) net income, (v) pretax earnings, (vi) funds from operations, (vii) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), (viii) adjusted EBITDA, (ix) EBITDA margin percentage, (x) adjusted EBITDA margin percentage, (xi) gross margin percentage, (xii) operating margin percentage, (xiii) sales, (xiv) accounts receivable, (xv) earnings per share, (xvi) return on equity, capital, assets and/or investment, (xvii) operating earnings, (xviii) working capital, (xix) ratio of debt to stockholders equity, (xx) expense reduction or containment, (xxi) revenue, or (xxii) revenue growth or net new revenue. In addition to the foregoing, a Performance Goal may be the Participant’s achievement of a specified period of service with the Company, its Subsidiaries, or its Affiliates. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before paying an Award or permitting the lapse of any Restriction Period on an Award subject to this Section, the Committee shall certify in writing that the applicable Performance Goal has been satisfied.

Performance Goals for Awards to Named Executive Officers shall be established not later than ninety (90) days after the beginning of the applicable performance period (or at such other date as may be required or permitted for “performance-based” compensation under Code section 162(m), and shall otherwise meet the requirements of Code section 162(m), including the requirement that the outcome of the Performance Goal be substantially uncertain at the time established.

4.4 To the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not Named Executive Officers. The Committee may revoke or amend the terms of any such delegation at any time, but such action shall not invalidate any prior actions of the Committee’s delegate(s) that were consistent with the terms of the Plan and the Committee’s prior delegation.

5.  Shares of Stock Subject to the Plan

5.1 Subject to adjustment as provided in Section 12 hereof, the total number of shares of Common Stock available for Awards under the Plan shall be 500,000.

5.2 The following limits (each an “Annual Award Limit”, and collectively, “Annual Award Limits”) shall, subject to adjustment as provided in Section 12, apply to grants of Awards under this Plan:

(a) Options:  The maximum aggregate number of shares of Common Stock subject to Options which may be granted in any one Plan Year to any one Participant shall be 100,000.

(b) SARs:  The maximum aggregate number of shares of Common Stock subject to SARs which may be granted in any one Plan Year to any one Participant shall be 100,000.

(c) Restricted Stock:  The maximum aggregate number of shares of Common Stock subject to Awards of Restricted Stock which may be granted in any one Plan Year to any one Participant shall be 50,000.

(d) Restricted Stock Units:  The maximum aggregate number of shares of Common Stock subject to Restricted Stock Units which may be granted in any one Plan Year to any one Participant shall be the Fair Market Value (determined on the date of grant) of 50,000 shares of Common Stock.

(e) Incentive Awards:  The maximum aggregate number of shares of Common Stock subject to Incentive Awards payable in shares of Common Stock which may be granted in any one Plan Year to any one Participant shall be 50,000. Additionally, the maximum aggregate Incentive Award cash payments that may be made in any one Plan Year to any one Participant shall be $500,000.

(f) Other Stock-Based Awards:  The maximum aggregate number of shares of Common Stock subject to Other Stock-Based Awards payable in shares of Common Stock which may be granted in any one Plan Year to any one Participant shall be 150,000. Additionally, the maximum aggregate Other Stock-Based Award cash payments that may be made in any one Plan Year to any one Participant shall be $500,000.

5.3 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under this Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates or is forfeited, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under this Plan.

5.4 No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under the Plan, except in compliance with all applicable laws. In this connection, it is intended generally that Awards granted under this Plan shall not constitute “non-qualified deferred compensation” as defined under Code section 409A. If, however, any Award is, or becomes, subject to any of the requirements of Code section 409A, such Award, and the applicable Award Agreement shall be interpreted and administered to be consistent with such requirements, and the Committee shall be entitled, on a unilateral basis, to amend, reform, interpret and administer this Plan, such Award and such Award Agreement accordingly.

6.  Restricted Stock

An Award of Restricted Stock shall be subject to the following terms and conditions:

6.1 Each Award of Restricted Stock shall be evidenced by an Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, may contain such terms, conditions and provisions as the Committee shall deem advisable, and need not be uniform among all Awards. At the time of grant of an Award of Restricted

Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Common Stock subject to the Award, and such price, if any, shall be set forth in the Award Agreement.

6.2 Unless otherwise provided by the Committee, upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing that number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject during the Restriction Period and shall be deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

6.3 Unless otherwise provided in the applicable Award Agreement, during the Restriction Period, the Participant shall have the right to receive the Participant’s allocable share of any cash dividends declared and paid by the Company on its Common Stock, and to vote the shares of Restricted Stock.

6.4 The Committee may condition the expiration of the Restriction Period upon: (i) the Participant’s continued service over a period of time with the Company, its Subsidiaries or its Affiliates, (ii) the achievement of any other Performance Goals set by the Committee, or (iii) any combination of the above conditions, as specified in the Award Agreement. If the specified conditions are not attained, the Participant shall forfeit the Award, or portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited. Notwithstanding any provision contained herein to the contrary, the Committee, in its sole discretion, may grant Awards of Restricted Stock that are not subject to any Restriction Period.

6.5 At the end of the Restriction Period, if all applicable conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Committee, and any legend described in Section 6.2 that is then no longer applicable, shall be removed and such number of shares shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative) as soon as reasonably practical thereafter and, in any event, no later than two and one-half months following the end of the year during which the Restriction Period ends. Subject to Section 4, the Committee may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

6.6 At the time of grant or upon the lapse of the Restriction Period of an Award of Restricted Stock, the Committee shall determine the consideration permissible for the payment of the purchase price, if any, of the Award of Restricted Stock. The purchase price per share of Common Stock acquired pursuant to the Award of Restricted Stock shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, and to the extent legally permissible, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be legally permissible and acceptable to the Committee in its sole discretion.

7.  Options

Options shall be subject to the following terms and conditions:

7.1 Each Option shall be evidenced by an Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable, including without limitation, specifying the number of shares underlying the Option, the type of the Option, and the Exercise Price of the Option. The terms of Option Awards need not be uniform among all such Awards granted hereunder.

7.2 The Exercise Price of an Option shall be determined by the Committee, however, the Exercise Price per share shall be not less than the Fair Market Value of a share of Common Stock underlying such Option on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

7.3 The Award Agreements evidencing Options shall specify when and under what terms and conditions an Option may be exercisable. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder and/or under the applicable Award Agreement.

7.4 Incentive Stock Options may only be granted to Employees of the Company or a corporate Subsidiary (provided, however, that solely for this purpose, grants of Incentive Stock Options to an employee of a Subsidiary may only be made if the Company controls at least a majority of the total voting power of such Subsidiary, as determined in accordance with Code section 424 and the regulations thereunder) and may not be granted to Employees of Affiliates (which are not Subsidiaries) or Employees of non-corporate Subsidiaries (or Employees of a Subsidiary where the Company does not control a majority of the voting power in such Subsidiary). Any Incentive Stock Options, which first become exercisable in any one calendar year that are in excess of the $100,000 statutory limit shall be treated as Non-Qualified Stock Options, with respect only to such excess. Participants shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Incentive Stock Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company. The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.

7.5 The total number of shares of Common Stock subject to an Option may, but need not, vest and become exercisable in periodic installments, which such installments may, but need not, be equal. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance, the attainment of Performance Goals, or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options, as provided in the Award Agreement, may vary. Unless otherwise determined by the Committee and provided for in the applicable Award Agreement, no Option shall become exercisable until such Option becomes vested.

7.6 The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock underlying an Option until such time as the shares of Common Stock have been so issued.

7.7 Subject to vesting and other restrictions provided for hereunder or in an Award Agreement, an Option may be exercised, and payment of the Exercise Price made, by a Participant (or, where appropriate, a permitted transferee of the Participant) only by notice (in the form prescribed by the Committee) to the Company specifying the number of shares of Common Stock to be purchased.

7.8 The aggregate Exercise Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(a) cash or a certified or bank cashier’s check;

(b) if approved by the Committee in its sole discretion, Common Stock previously owned and held for such period of time as necessary to avoid a charge for financial accounting purposes and having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price;

(c) by a broker assisted cashless exercise methodology approved by the Committee; or

(d) by any combination of such methods of payment or any other legal method acceptable to the Committee in its discretion.

7.9 If a Participant incurs a Termination Date due to death or Disability, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 12 months from the Termination Date or (y) until the expiration of the original term of the Option, whichever period is shorter. Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

7.10 Unless otherwise provided by the Committee at or after grant, if a Participant incurs a Termination Date due to Cause, all unexercised Options (whether vested or unvested), awarded to the Participant shall terminate and be forfeited as of the Termination Date with no further compensation due to the Participant.

7.11 If a Participant incurs a Termination Date for any reason, other than as described in Section 7.9 or 7.10 above, any vested unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was vested and exercisable on the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 90 days from the Termination Date, or (y) until the expiration of the original term of the Option, whichever period is shorter. Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

8.  Stock Appreciation Rights

SARs shall be subject to the following terms and conditions:

8.1 Each Award of an SAR shall be evidenced by an Award Agreement. Such Award Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. An SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable.

8.2 The base price of a Tandem SAR shall be the Exercise Price of the related Option. The base price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR.

8.3 For purposes of Section 5.1 and 5.2, an Option and Tandem SAR shall be treated as a single Award. In addition, no Participant may be granted Tandem SARs (under this Plan and all other incentive stock option plans of the Company and its Subsidiaries) that are related to Incentive Stock Options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Incentive Stock Options are granted) that exceeds $100,000.

8.4 An SAR shall entitle the Participant to receive from the Company a payment equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Such payment may be in cash or shares of Common Stock as determined by the Committee and provided in the applicable Award Agreement. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 7. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

8.5 SARs shall be subject to the same terms and conditions applicable to Options as stated in sections 7.3, 7.5, 7.6, 7.9, 7.10 and 7.11. SARs shall also be subject to such other terms and conditions consistent with the Plan as shall be determined by the Committee and provided in the applicable Award Agreement.

9.  Restricted Stock Units

An Award of Restricted Stock Units shall be subject to the following terms and conditions:

9.1 Each Award of a Restricted Stock Unit shall be evidenced by an Award Agreement. Such Award Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

9.2 During the Restriction Period the Participant shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units until such time as the shares of Common Stock have been so issued.

9.3 The Committee may condition the expiration of the Restriction Period with respect to a grant of Restricted Stock Units upon: (i) the Participant’s continued service over a period of time with the Company, its Subsidiaries or

Affiliates; (ii) the achievement of any other Performance Goals established by the Committee; or (iii) any combination of the above conditions, as specified in the Award Agreement. If the specified conditions are not attained, the Participant shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock and Award shall be forfeited.

9.4 At the end of the Restriction Period, if all such conditions have been satisfied, the Participant shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is then free from restriction, or cash equal to the Fair Market Value of such shares of Common Stock, and such shares or cash shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative). Subject to Section 4, the Committee may, in its sole discretion, accelerate the vesting of Restricted Stock Units.

10.  Incentive Awards

An Incentive Award shall be subject to the following terms and conditions:

10.1 Each Incentive Award shall be evidenced by an Award Agreement. Such Award Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

10.2 The Participant shall not have any rights as a shareholder with respect to an Incentive Award until such time as the Incentive Award has been earned and settled, provided that such settlement is made in shares of Common Stock.

10.3 The applicable Award Agreement shall set forth the Performance Goals and/or continued employment requirements which must be satisfied in order for the Participant to receive payment under the Incentive Award. If the specified conditions are not attained, the Participant shall forfeit the Award, or the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock, if any, and the Award shall be forfeited.

10.4 The applicable Award Agreement shall specify the form of payment under an Incentive Award, which may be in cash, by the issuance of shares of Common Stock, or by a combination thereof. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

11.  Other Stock-Based Awards

An Other Stock-Based Award shall be subject to the following terms and conditions:

11.1 Each Other Stock-Based Awards shall be evidenced by an Award Agreement. Such Award Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee may deem advisable.

11.2 The applicable Award Agreement shall set forth the amount and nature of such Award, whether the Award is payable in cash or shares of Common Stock, any Restriction Periods applicable to the Award, any Performance Goals applicable to the Award, forfeiture provisions, and any other terms and conditions that the Committee may determine.

11.3 The applicable Award Agreement shall specify the form of payment under an Other Stock-Based Award, which may be in cash, by the issuance of shares of Common Stock, or by a combination thereof. A fractional share of Common Stock shall not be deliverable when an Other Stock-Based Award is earned, but a cash payment will be made in lieu thereof.

12.  Adjustments upon Changes in Capitalization

12.1 In the event of any material business event or transaction affecting the Common Stock or the capitalization of the Company, including without limitation a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, stock split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, distribution or reorganization (other than normal cash dividends or share repurchases, or any similar corporate event or transaction (each a “Material Business Event”), the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as applicable, the number and/or kind of shares that may be issued under this Plan or under particular types of Awards, the number and/or kind of shares subject to outstanding Awards, the Exercise Price or grant price applicable to outstanding Awards, the Annual Award Limits, the amount and/or type of payment to be received under Awards, and other value determinations applicable to outstanding Awards.

12.2 Additionally, upon the occurrence of a Material Business Event, the Committee, in its sole discretion, may make appropriate adjustments or modifications in the terms and conditions of any outstanding Awards under this Plan, including modifications and accelerations of vesting provisions, Performance Goals and Restriction Periods.

12.3 The determination of the occurrence of a Material Business Event, as well as any appropriate adjustments or modifications shall be made in the sole discretion of the Committee, and its determinations, shall be conclusive and binding on all interested parties, including Participants under this Plan.

13.  Change in Control

13.1 In the event of a Change in Control (or with respect to clauses (ii) and (iii) of the definition of Change in Control, upon consummation of the transactions so approved by the stockholders), all outstanding Awards shall immediately become fully vested and exercisable and all criteria or restrictions with respect to the exercise, ownership or otherwise with respect to any Award shall be deemed fully satisfied.. Notwithstanding the foregoing, no change in an Award shall be effective if and to the extent that such change would be contrary to the requirements of Code section 409A, or result in the imposition of taxation and/or penalties under Code section 409A.

13.2 The judgment of the Committee with respect to any matter referred to in this Section 13 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

14.  Effective Date, Termination and Amendment

14.1 The Plan is effective upon approval thereof by the Company’s shareholders. The Plan shall remain in full force and effect until the earlier of June 1, 2019, or the date it is terminated by the Board.

14.2 The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that any such termination of the Plan shall not affect Awards outstanding under the Plan at the time of termination. Notwithstanding the foregoing, an amendment will be contingent on approval of the Company’s shareholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded.

14.3 The Committee may amend any outstanding Award in whole or in part from time to time. Any such amendment which the Committee determines, in its sole discretion, to be necessary or appropriate to conform the Award to, or otherwise satisfy, any legal requirement (including without limitation the provisions of Code sections 162(m) or 409A or the regulations or rulings promulgated thereunder), may be made retroactively or prospectively and without the approval or consent of the Participant. Additionally, the Committee may, without the approval or consent of the Participant, make adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company in order to prevent the dilution or enlargement of the benefits intended to be made available pursuant to the Award. Other amendments or adjustments to Awards not expressly contemplated in the two preceding sentences may be made by the Committee with the consent of the affected Participant(s).

15.  Transferability

Awards may not be pledged, assigned or transferred for any reason during the Participant’s lifetime, and any attempt to do so shall be void. Notwithstanding the generality of the foregoing, the Committee may (but need not) grant Awards (other than ISOs issued either separately or in conjunction with an SAR) that are transferable by the Participant, during the Participant’s lifetime. Any transferee of a Participant shall, in all cases, be subject to the Plan and the provisions of the Award Agreement between the Company and the Participant, and the Committee may, as a condition to any such transfer, require the transferee to execute any and all documentation which the Committee deems necessary or appropriate to evidence the transferee’s agreement to this Plan and the Award Agreement.

16.  General Provisions

16.1 The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company: (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under applicable securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange, or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities and tax laws; or (v) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period. Additionally, the granting, exercise, vesting or payment of an Award shall be postponed during any period that the Company or any Affiliate is prohibited from doing or permitting any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party. The Company shall not be obligated by virtue of any terms and conditions of any Award Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of any law, including any securities or tax laws, or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award, and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

16.2 Notwithstanding any provision in this Plan or any Award Agreement, without the approval of the Company’s stockholders, neither the Board nor the Committee shall take any action, whether through amendment, cancellation, replacement grants, or other means, to reduce the Exercise Price of any outstanding Options.

16.3 Nothing contained in this Plan, nor any Award granted pursuant to this Plan nor any Award Agreement, shall constitute or create any employment or other relationship, or confer upon any Participant any right to continued employment or service with the Company or any Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment or service of any Participant at any time.

16.4 Nothing contained in this Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Committee, the Company or its Subsidiaries or Affiliates, or their officers or other representatives or the Board, on the one hand, and the Participant, the Company, its Subsidiaries or Affiliates or any other person or entity, on the other.

16.5 For purposes of this Plan, a transfer of employment between the Company, its Subsidiaries and its Affiliates shall not be deemed a termination of employment. Notwithstanding the foregoing, a transfer of employment of a Participant between the Company or its Subsidiaries to an Affiliate or a non-corporate Subsidiary (or a Subsidiary where the Company does not control a majority of the voting power in such Subsidiary) shall be deemed a termination of employment with regard to any Incentive Stock Options (or any Tandem SARs that are related to Incentive Stock Options) that have been granted to such Participant.

16.6 The Company shall indemnify and hold harmless the members of the Committee, the Board, and any delegate thereof, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by applicable law.

16.7 Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Company shall have the right to retain from the payment under an Award the number of shares of Common Stock or a portion of the value of such Award equal in value to the amount of any required withholdings.

16.8 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Tennessee and shall be construed accordingly.

AMERICA SERVICE GROUP INC.

By:

Title:

AMERICA SERVICE GROUP INC.
PROXY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON JUNE 9, 2009
          The undersigned hereby appoints RICHARD HALLWORTH and J. SCOTT KING and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of America Service Group Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, June 9, 2009, at 10:00 a.m., local time, at Loews Vanderbilt Hotel, 2100 West End Ave., Nashville, Tennessee 37203, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote, as designated on the other side, all the shares of the Company which the undersigned is entitled to vote at the meeting, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials
for the 2009 Annual Meeting of Stockholders to be Held on June 9, 2009
          This proxy statement and the Company’s 2008 Annual Report are available at: http://www.asgr.com/proxy. To obtain directions to attend the annual meeting in person, contact the Corporate Secretary by writing to America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027, or by phone at (615) 373-3100.
(Continued, and to be signed, on the other side)

Fold and Detach Here
              Please mark your votes as indicated in this example ☒
        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” THE APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
1. To elect seven directors to serve until the 2010 Annual Meeting of Stockholders:

Burton C. Einspruch, M.D.	William M. Fennimore, Jr.	John W. Gildea	Richard Hallworth
John C. McCauley	Michael W. Taylor	Richard D. Wright
☐  FOR all nominees listed above
☐  WITHHOLD AUTHORITY for all nominees listed above
☐  FOR ALL EXCEPT (see Instructions below)
(Instructions: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through the nominee’s name in the list above)
2. The approval of the 2009 Equity Incentive Plan:

☐ For	☐ Against	☐ Abstain
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
The undersigned acknowledges receipt from America Service Group Inc. of, prior to the execution of this proxy, a notice of the annual meeting, a proxy statement, and a 2008 annual report.

Date:	, 2009

Signature(s) of Stockholder(s)

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.
Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy.